UNITED STATES SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

        Filed by the Registrant [X]        Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

COGNOS INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COGNOS INCORPORATED

3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9

This Compliance Document provides information to the shareholders of Cognos Incorporated in advance of its fiscal 2003 Annual and Special Meeting of Shareholders. The documentation consists of:

A.	The Notice of Meeting and Proxy Statement (with Proxy Form enclosed) for the Corporation's Annual and Special Meeting of Shareholders to be held June 19, 2003	Page (ii) and 1

B.	Consolidated Financial Information in accordance with Canadian generally accepted accounting principles for the Corporation's fiscal year ended February 28, 2003 (supplemental to the Corporation's 2003 Annual Report)	Page 69

A.        NOTICE OF MEETING & PROXY STATEMENT

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting (“Meeting”) of Shareholders of Cognos Incorporated (“Corporation”) will be held at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, on Thursday, June 19, 2003 at 3:30 p.m., for the following purposes:

l.	to receive the consolidated financial statements of the Corporation in accordance with both United States and Canadian generally accepted accounting principles for the fiscal year ended February 28, 2003 and the reports of the auditors thereon,

2.	to elect directors for the ensuing year,

3.	to appoint independent auditors,

4.	to consider, and if deemed advisable, approve Resolution A regarding the adoption of the 2003-2008 Cognos Incorporated Stock Option Plan,

5.	to consider and vote upon the shareholder proposal set out in Annex 1 to the accompanying proxy statement, and

6.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 21, 2003 are entitled to receive notice of the Meeting and to vote in respect of the Meeting.

If you received your annual meeting materials by mail, this Notice is accompanied by a form of proxy; a Proxy Statement; the Annual Report of the Corporation, including financial information in accordance with United States (U.S.) generally accepted accounting principles; and financial information in accordance with Canadian generally accepted accounting principles for the fiscal year ended February 28, 2003 (“Meeting Materials”).

Shareholders who consented to access the Meeting Materials through the Internet will have received an email which contains voting instructions and links to the Annual Report and Proxy Statement at www.cognos.com. Shareholders who may be interested in receiving information electronically in future, may indicate this preference when you vote.

DATED at Ottawa this 20th day of May, 2003.

By Order of the Board of Directors /s/ James M. Tory James M. Tory Board Chair

Your vote is important. Please complete, sign, date and return your form of proxy in the envelope provided, or submit your vote and proxy by phone or over the Internet in order to ensure that your shares are represented at the Meeting.

ii

PROXY STATEMENT

iii

3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9

PROXY STATEMENT

(First mailed to Shareholders on May 23, 2003)

INFORMATION ON VOTING AND PROXIES

Solicitation of Proxies

The information contained in this Proxy Statement is furnished in connection with the solicitation by the management of Cognos Incorporated (“Corporation”) of proxies to be used at the Annual and Special Meeting of Shareholders (“Meeting”) of the Corporation to be held on June 19, 2003, at 3:30 p.m. at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, or at any adjournment of the Meeting. The solicitation of proxies will be made primarily by mail but proxies may also be solicited directly by officers of the Corporation. The costs of solicitation will be borne by the Corporation.

The specific purposes of the Meeting are set out in the Notice of Meeting accompanying this Proxy Statement.

The information contained in this Proxy Statement is given as at May 20, 2003, except where otherwise noted.

All dollar amounts in this Proxy Statement are in United States dollars unless otherwise stated. Foreign currency amounts have been translated into United States dollars using the appropriate exchange rates for United States currency, as reported by the Bank of Canada.

Appointment of Proxies

The persons named in the form of proxy (“Proxy Form”) are either directors or officers of the Corporation. Every shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the Meeting and may do so either by inserting that person's name in the blank space provided in the Proxy Form or by completing another proper form of proxy. In either case, to be valid, the completed proxy must be delivered to: (a) the Corporation's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (“Computershare”), or (b) to the Secretary of the Corporation, no later than forty-eight hours preceding the Meeting or any adjournment of the Meeting.

Registered Shareholders

A registered shareholder is a shareholder whose share certificate bears the name of the shareholder. If you are a registered shareholder, there are two methods by which you can vote your shares, namely in person at the Meeting or by proxy. If you wish to vote in person at the Meeting, do not complete or return the Proxy Form included with this document. Your vote will be taken and counted at the Meeting. If you do not wish to attend the Meeting or do not wish to vote in person, you may vote by proxy by properly completing and delivering the Proxy Form by one of the following three methods: (i) mail; (ii) telephone, or (iii) the Internet. In each case, the common shares represented by your proxy will be voted or withheld/abstained from voting, in accordance with your instructions as indicated on your Proxy Form and on any ballot that may be called at the Meeting. Instructions for using each of these methods are contained on the Form of Proxy.

Non-Registered Shareholders

Your shares may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). If your shares are registered in the name of an intermediary, you are a non-registered shareholder.

The Corporation has distributed copies of the Notice of Meeting, this Proxy Statement, the Proxy Form and the Corporation's 2003 Annual Report to Shareholders (which includes management's discussion and analysis) (collectively, the “Meeting Materials”) to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the Meeting Materials or have previously indicated your consent to receive the Meeting Materials electronically, intermediaries are required to deliver them to you as a non-registered shareholder of the Corporation and to seek your instructions on how to vote your shares.

Non-registered shareholders who receive Meeting Materials will typically be given the ability to provide voting instructions in one of two ways.

Usually, a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instruction on the form (which may, in some cases, permit the completion of the voting instruction form by telephone or electronically).

Occasionally, a non-registered shareholder may be given a proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature), and which is otherwise uncompleted except that it is restricted as to the number of shares beneficially owned by the non-registered shareholder. This form of proxy does not need to be signed by you as the non-registered shareholder. In this case you can complete the proxy and vote by mail or facsimile only, as described above.

The purpose of these procedures is to allow non-registered shareholders to direct the voting of those shares that they own but which are not registered in their name. Should a non-registered shareholder who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the non-registered shareholder should strike out the names of the persons named in the form of proxy and insert the non-registered holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding directions on the form. In either case, non-registered shareholders should carefully follow the instructions of their intermediaries.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares, or under applicable stock exchange or other rules, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by broker “non-votes” will, however, be counted in determining whether there is a quorum.

Electronic Delivery of Meeting Materials

Shareholders who have enrolled for electronic delivery of documents will receive from Computershare (in the case of registered shareholders) or from an intermediary or their service provider (in the case of non-registered shareholders) an email notification that the Meeting Materials are available electronically at the Corporation's website. The notification contains a hyperlink to the Corporation's website where the Meeting Materials can be viewed.

Revocation of Proxies

A registered shareholder who has given a proper proxy may revoke the proxy by:

(a)	completing and signing a proxy bearing a later date and depositing it with Computershare in the manner described above; or

(b)	depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing: (i) at the registered offices of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of the Meeting, at which the proxy is to be used, or (ii) with the chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment of the Meeting; or

(c)	in any other manner permitted by law.

A non-registered shareholder may at any time by written notice to the intermediary, revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote originally given to an intermediary except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote that is not received by the intermediary at least seven days prior to the Meeting.

Voting of Proxies

The persons named in the Proxy Form will vote the shares in respect of which they are appointed proxy in accordance with the direction of the shareholder appointing them. In the absence of any direction, the shares represented by the proxy will be voted as follows:

Matter	Unless Otherwise Instructed, the Proxy will be Voted

Election of Directors	FOR

Appointment of Auditors	FOR

Adoption of the Stock Option Plan	FOR

Shareholder proposal to expense stock options	AGAINST

A simple majority of the votes cast (50%, plus one vote), in person or by proxy, is required for each of the matters set out above.

The management of the Corporation knows of no amendment to the matters referred to in the Notice of Meeting or of any other business that will be presented to the Meeting. If any amendment or other business is properly brought before the Meeting, the persons named in the Proxy Form are given discretionary authority to vote on any amendment or on any other business in accordance with their judgment.

Voting Shares and Principal Holders Thereof

The authorized capital of the Corporation consists of an unlimited number of common shares (“shares”) of which 88,634,899 shares were issued and outstanding as of the close of business on April 21, 2003 (“Record Date”), the record date established for notice of the Meeting and for voting in respect of the Meeting.

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote at the Meeting. Shareholders are entitled to one vote for each share registered in their respective names.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Shareholders can choose to access future proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this new option by following the instructions set out in the Proxy Form. If you are a non-registered shareholder, please refer to the information provided by the intermediary on how to choose to view our proxy statements, annual reports and quarterly reports through the Internet.

AVAILABILITY OF DOCUMENTS

The Corporation files an Annual Report on Form 10-K with the United States Securities and Exchange Commission. A copy of this report, including the audited comparative consolidated financial statements, will be sent without charge to any shareholder upon request. This information can also be retrieved electronically from the EDGAR system by accessing the Corporation’s public filings at www.sec.gov.

The Corporation also files an Annual Information Form (“AIF”) with the Canadian securities regulators. A copy of the most recent AIF, together with material incorporated into it by reference, the Corporation’s audited comparative consolidated financial statements for the year ended February 28, 2003, together with the accompanying report of the auditor, and any subsequent unaudited interim financial information of the Corporation, and one copy of the Proxy Statement will be provided on request. This information can also be retrieved electronically from the SEDAR system by accessing the Corporation’s public filings at www.sedar.com.

All documents required to be filed in Canada or the United States may also be accessed via the Corporation’s website at www.cognos.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out information known to the Corporation as of April 21, 2003, by: (i) each person known by the Corporation to be the beneficial owner of more than 5% of its outstanding shares; (ii) each of the directors and nominees for director; (iii) each of the named executive officers; and (iv) all executive officers and directors as a group. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options held by that person that are currently exercisable or that are or may become exercisable within 60 days of April 21, 2003 are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the common shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage(2)

Private Capital Management	5,409,401	6.10%
8889 Pelican Bay Boulevard
Naples, Florida, U.S.A. 34108
Michael U. Potter (3)
Sixty-Two John Street,
Ottawa, Ontario, Canada, K1M 1M3; and	5,255,739	5.93%
The Windsor Trust (3)
Royal Bank House,
The Garrison,
St. Michael, Barbados
John E. Caldwell (4)	25,800	*
Douglas C. Cameron (5)	9,000	*
Paul D. Damp (6)	3,000	*
Pierre Y. Ducros (7)	35,000	*
Robert W. Korthals (8)	37,000	*
John Rando (9)	Nil	--
William Russell (10)	10,000	*
James M. Tory (11)	107,000	*
Renato Zambonini (12)	639,097	*
Robert G. Ashe (13)	320,167	*
Tony Sirianni (14)	137,475	*
Tom Manley (15)	68,750	*
Ad Voogt (16)	207,302	*

Directors and Executive Officers as a group (17 persons)(2)(17)	2,019,097	2.24%

* Indicates less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is in care of Cognos Incorporated, 3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9.

(2)	Percentage ownership is calculated using as the denominator total shares outstanding as of the Record Date plus the number of shares which the person, entity, or group indicated has a right to purchase pursuant to options currently exercisable or exercisable on or before June 20, 2003. Reference to shares that the persons named below have the right to acquire through options includes options currently exercisable or exercisable on or before June 20, 2003.

(3)	Mr. Potter has sole, directly or indirectly through his controlled entities, voting power and sole investment power over 29,839 shares and, indirectly through his controlled entities, has shared voting power and shared investment power with The Windsor Trust over 5,225,900 shares. Mr. Potter is neither the settlor, the trustee, nor a beneficiary of The Windsor Trust. Mr. Potter, through his controlled entities, and The Windsor Trust each hold 50% of the voting power of 3497674 Canada Inc. (Canada 1), 3539172 Canada Inc. (Canada 2), 3539211 Canada, Inc. (Canada 3), 3539229 Canada Inc. (Canada 4), 3539334 Canada Inc. (Canada 5), 3539393 Canada Inc. (Canada 6), 3539423 Canada Inc. (Canada 7). Canada 1 through Canada 7 directly own, in the aggregate, 5,225,900 shares. Accordingly, each of Mr. Potter and the Windsor Trust may be deemed to beneficially own the common shares held by these corporations. Mr. Potter does not have any options to purchase common shares.

(4)	Includes 25,000 shares which Mr. Caldwell has the right to acquire by exercise of stock options through June 20, 2003.

(5)	Includes 2,000 shares which Mr. Cameron has the right to acquire by exercise of stock options through June 20, 2003. Mr. Cameron is retiring and not standing for re-election to the Board. Upon retirement he has the right to receive 3,616.43 deferred share units (see “COMPENSATION OF DIRECTORS”).

(6)	Mr. Damp is standing for election to the Board for the first time and does not have the right to acquire any shares through options.

(7)	Includes 15,000 shares which Mr. Ducros has the right to acquire by exercise of stock options through June 20, 2003.

(8)	Includes 35,000 shares which Mr. Korthals has the right to acquire by exercise of stock options through June 20, 2003.

(9)	Mr. Rando does not have the right to acquire any shares through options. At the time of his appointment to the Board, the Corporation did not have a stock option plan from which to make such a grant. In lieu, Mr. Rando received a grant of 5,000 deferred share units under the deferred share unit plan for directors (see “COMPENSATION OF DIRECTORS”).

(10)	Includes 10,000 shares which Mr. Russell has the right to acquire by exercise of stock options through June 20, 2003.

(11)	Includes 15,000 shares which Mr. Tory has the right to acquire by exercise of stock options through June 20, 2003.

(12)	Includes 455,000 shares which Mr. Zambonini has the right to acquire by exercise of stock options through June 20, 2003.

(13)	Includes 217,500 shares which Mr. Ashe has the right to acquire by exercise of stock options through June 20, 2003.

(14)	Includes 119,322 shares which Mr. Sirianni has the right to acquire by exercise of stock options through June 20, 2003.

(15)	Includes 68,750 shares which Mr. Manley has the right to acquire by exercise of stock options through June 20, 2003.

(16)	Includes 165,000 shares which Mr. Voogt has the right to acquire by exercise of stock options through June 20, 2003.

(17)	The group is comprised of the individuals named in the Summary Compensation Table on page 20, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on the Record Date. The amount shown includes 1,483,830 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation’s stock option plans through June 20, 2003.

Statements contained in the table as to securities beneficially owned or controlled by directors, officers, and 5% beneficial owners are, in each instance, based upon information obtained from such directors, officers, and beneficial owners.

The Corporation does not have a significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

BUSINESS OF THE ANNUAL AND SPECIAL MEETING

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Corporation for the year ended February 28, 2003 and the auditors’ report thereon will be presented to the Meeting. They are included in the 2003 Annual Report in United States dollars and in accordance with U.S. generally accepted accounting principles (GAAP) which accompanies this Proxy Statement, and in accordance with Canadian GAAP (in United States dollars) beginning at Part B of the Compliance Document. In accordance with the provisions of the Canada Business Corporations Act, the financial statements will not be the subject of any vote at the Meeting.

ELECTION OF DIRECTORS

The Articles of the Corporation provide for a Board of Directors (“Board”) of not less than three and not more than twelve directors to be elected annually. Eight directors will be elected at the Meeting. Seven of the director nominees are independent directors, as currently defined in the proposed Nasdaq rules, and one director is a member of the Corporation’s management. Each director elected will hold office until the next annual meeting or until a successor is duly elected or appointed, unless the position is earlier vacated.

With the exception of Mr. Rando, the Corporation’s current directors were elected at the last annual meeting of shareholders. John Rando was appointed a director on July 31, 2002, pursuant to the powers granted to the Board in the Articles of the Corporation, to appoint additional directors (not more than one-third of the number elected at the previous annual meeting) on an interim basis until the next annual meeting of shareholders. Paul Damp is standing for election to the Board of Directors at this Meeting.

Douglas Cameron, a director of the Corporation since 1983 and a member and former Chairman of the Audit Committee and a member of the Corporate Governance Committee, is retiring and therefore is not standing for re-election as a director of the Corporation.

The persons named in the Proxy Form will (unless authority to vote is withheld) vote in favor of the election of the eight nominees listed below, or if one of those nominees is unable to serve, or for good cause will not serve (an event that management has no reason to believe will occur), the persons named in the Proxy Form reserve the right to fix the number of directors sought to be elected at the Meeting at less than eight or to vote for a substitute at their discretion.

The following table sets out the name and age of each person nominated for election as a director; their period of service as a director; the principal occupation, business or employment of the nominee during the last five years; all other positions with the Corporation (or its significant subsidiaries) now held by the nominee, if any; the name of any other publicly-traded corporations of which the nominee is a director; and the number of common shares beneficially owned or over which control or direction is exercised and the number of deferred share units of the Corporation’s shares held by each of them.

Name and Age Principal Occupation	Director Since	Shares Beneficially Owned or Controlled	Deferred Share Units Held

John E. Caldwell (53)	2000	800	2,688.70
Independent Consultant since November 2002. Consultant
to GEAC Computer Corporation Limited, from December 2001
to October 2002. President and Chief Executive Officer
of GEAC, from October 2000 to December 2001. Private
Investor from October 1999 to October 2000, and
President and Chief Executive Officer, CAE Inc., from
June 1993 to October 1999. Currently a Director of Faro
Technologies Inc., Mosaic Group Inc., SMTC Corporation
and Stelco Inc.

Paul D. Damp (47)	--	3,000	Nil
Managing Partner, Kestrel Capital Partners, an
investment firm, since January 1990. Vice-Chairman of
AIT Advanced Information Technologies, Inc., a provider
of systems for the issuance of machine-readable travel
documents, from September 1999 to July 2002
Non-executive Chairman, Architel Systems Corporation, a
telecommunications software provider, from June 1998 to
June 2000. Chairman and Chief Executive Officer,
Accugraph Corporation, a telecommunications software
provider, from October 1996 to June 1998. Currently a
Director and non-executive Chairman of Davis and
Henderson Income Fund and Director of Home Equity Income
Trust.

Pierre Y. Ducros (64)	1986	20,000	3,308.88
Private Investor since June 1996. Chairman and Chief
Executive Officer, DMR Group Inc., from February 1973 to
June 1996. Currently a Director of BCE Emergis, National
Bank Financial, Manulife Financial, eNGENUITY
Technologies and nStein Technologies.

Name and Age Principal Occupation	Director Since	Shares Beneficially Owned or Controlled	Deferred Share Units Held

Robert W. Korthals (69)	1997	2,000	3,693.70
Chairman, Ontario Teachers Pension Plan Board since
January 2000 and Chairman, Gerda Ameristeel Inc.
(formerly Co-Steel Inc.), since June 1997. Currently a
Director of Jannock Properties Limited, Mulvihill
Premium Global Telecom Corp., Mulvihill Premium Split
Shares Corp., Mulvihill Premium Canadian Bank Corp.,
Rogers Communications Inc., RTO Enterprises Inc., and
Suncor Energy Inc.

John Rando (51)	2002	Nil	5,000.00
Chairman, Storability Software Inc. since January 2002,
Chairman ecora Software Corporation since March 2000,
and Chairman, @Stake, Inc. since November 1999. Partner,
Flagship Venture Partners, NewcoGen Group, from November
1999 to November 2002. Senior Vice President and Group
General Manager, Compaq Services at Compaq Computer
Corporation, from June 1998 to July 1999. Senior Vice
President, Worldwide Services at Digital Equipment
Corporation, from January 1993 to June 1998. Currently a
Director of ePresence Inc.

William Russell (51)	2002	Nil	2,031.55
Vice President, Global Alliances, Hewlett-Packard
Company, since May 2002. General Manager, Software
Solutions Organization, from September 1999 to May 2002
Vice President and General Manager, Enterprise Systems
Group, from May 1997 to September 1999.

James M. Tory, Q.C. (73)	1982	92,000	11,005.16
Board Chair of the Corporation since September 1995
Chair Emeritus and Counsel, Torys LLP, lawyers, New York
and Toronto, since March 1995 and previously a partner
in that firm. Currently a Director of Inmet Mining
Corporation.

Renato (Ron) Zambonini (56)	1994	184,097	N/A
Chief Executive Officer of the Corporation since
September 1995 and President from January
1993 to April 2002. Currently a Director of The
Reynolds and Reynolds Company.

INDEPENDENCE AND BOARD COMMITTEES

The following table summarizes the independence of Board members and sets out their Committee memberships as of April 21, 2003. Independence is determined with reference to the proposed rules of the Nasdaq Stock Market and are consistent with the current guidelines of the Toronto Stock Exchange (“TSX”) for “outside” and “unrelated” directors” (see “CORPORATE GOVERNANCE”).

COMMITTEES
DIRECTORS

	Audit	Human Resources & Compensation	Corporate Governance & Nominating

Independent/Unrelated Outside Directors

John C. Caldwell (1)	Chair		X

Douglas Cameron (2)	X		X

Paul D. Damp (3)

Pierre Y. Ducros		X	X

Robert W. Korthals (4)		Chair	X

John R. Rando		X	X

William Russell (4)	X		X

James M. Tory (4)			Chair

Not Independent/Related Outside Directors

None

Management Inside (Not Independent) Director

Ron Zambonini (5)

MEETINGS IN 2003	6	3	1(6)

(1)	Qualifies as a “financial expert” under U.S. regulatory requirements.

(2)	Mr. Cameron is retiring and is therefore not standing for re-election to the Board. The vacancies created on the Committees on which Mr. Cameron serves will be filled following the Meeting.

(3)	Mr. Damp is standing for election to the Board at this Meeting. He will be appointed to one or more committee(s) following his election to the Board. He is Chairman of the Audit Committee of the Home Equity Income Trust and a member of the Audit Committee of the Davis and Henderson Income Fund.

(4)	For information on other relationships, see “Certain Other Relationships and Other Transactions”.

(5)	Mr. Zambonini is not independent as he is the Corporation’s Chief Executive Officer.

(6)	During fiscal 2003, the Nominating Committee met once and the matters for which the Corporate Governance Committee is responsible were dealt with by the Board as a whole. The Committees have been consolidated effective May 2003.

THE BOARD, BOARD COMMITTEES, AND MEETINGS

The Board and its committees meet throughout the year on a pre-established schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different committees as described below. The role and responsibilities of the Board, and each of the committees is set out in written mandates which are reviewed annually and updated as necessary. These mandates are attached at Annex 2.

Board Mandate

The Board mandate provides that the role of the Board is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The mandate establishes specific responsibilities of the Board to ensure the Board fulfills its role in establishing effective communications with shareholders, setting and monitoring corporate goals and objectives, setting up effective Board processes, and monitoring and addressing corporate risks. The mandate provides for the annual election of a Board Chair, who is not the Chief Executive Officer of the Corporation, and sets out the roles and responsibilities of the Board Chair and the Chief Executive Officer as well as defining the Board’s relationship with the Chief Financial Officer, Chief Legal Officer and the Secretary.

Board Meetings and Composition

The Board has five regularly scheduled meetings each year – following the end of the fiscal quarter and a strategic planning session. Additional meetings may be convened by the Board as required. Board meetings include regularly scheduled sessions for the Board to meet with the Chief Executive Officer and Chief Operating Officer as well as for the independent directors to meet without management present. The Board has established a Standing Agenda which requires it to annually address and discuss all matters within its purview. The Board met 8 times during the 2003 fiscal year. Each of the current directors attended 75% or more of the total number of meetings of the Board during that period.

Committee Composition and Responsibilities

The Board currently has three standing committees as detailed below. The members of the committees are all independent, outside directors. Each of these committees has a written mandate approved by the Board.

Audit Committee

The Audit Committee is directly responsible for the Corporation’s relationship with the external auditor, including recommending the appointment, establishing the compensation and conducting oversight of the external auditor’s work, as well as establishing policies and procedures relating to the provision of audit and non-audit services by the external auditor or any other entity. The Committee has the further responsibility to ensure the adequacy and effectiveness of the Corporation’s policies and procedures concerning financial reporting, internal accounting, financial controls, management information, and risk management.

The Board first adopted a written mandate for the Audit Committee in 1998. During fiscal 2003, this mandate was updated to reflect current responsibilities, practices, and legislative requirements.

Each member of the Committee must be an unrelated director and be able to read and understand financial statements. At least one member of the Committee must have an accounting certification or comparable equivalent. The Board has determined that the current membership of the Committee complies with these requirements. The Committee reviews the quarterly financial statements and the annual financial statements prior to their approval by the full Board and therefore meets not less frequently than each fiscal quarter in conjunction with each quarterly Board meeting. As well, the Committee has established a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview. The Committee meets with the independent auditors of the Corporation on a regular basis without any members of management present and has the power to retain or appoint experts and advisors at the Corporation’s expense.

Corporate Governance & Nominating Committee

In 1998, the Board established a Corporate Governance Committee, along with a written mandate. Given the small size of the Corporation’s board and the interest of all members in corporate governance, the Committee’s functions were assumed by the Board as a whole. During the past fiscal year, in response to the increased focus on corporate governance, the Board determined to reconstitute the Committee as the Corporate Governance & Nominating Committee. A revised mandate was adopted in May 2003. The membership of the Committee comprises all independent outside directors of the Corporation. The Chair of the Committee is the Board Chair.

The mandate of the Committee provides that it is responsible for making recommendations to the Board with respect to: (a) all matters relating to the stewardship role of the Board in respect of the management of the Corporation, and (b) procedures necessary to allow the Board to function independently of management. The scope of the Committee’s duties include such matters establishing the roles and responsibilities of Directors, establishing Board Committees and reviewing their mandates, recruiting Board nominees, and assessing the effectiveness of the Board and its Committees. As well, the Committee is responsible for establishing procedures for effective Board meetings, ensuring that Board processes are in place for oversight of strategic direction, and oversight of the Corporation’s investor relations and public relations activities.

As of April 2003, the Committee will meet immediately subsequent to every regularly scheduled Board meeting and at such other times as it deems proper. Furthermore, it will establish a Standing Agenda in order to review and consider matters within its purview on a regular basis.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee assists the Board in setting objectives for the Chief Executive Officer and assessing the performance of the Chief Executive Officer. The Committee reviews and recommends to the Board the compensation for the Chief Executive Officer, and is responsible to ensure succession planning for senior management, including the Chief Executive Officer. It also reviews and approves the compensation for other members of senior management based, in part, on the recommendations of the Chief Executive Officer. In addition, the Committee reviews and approves significant human resources policies of the Corporation, including long-term incentive programs, compensation, benefits, and overall compensation policies.

The Board first adopted a written mandate for the Committee in 1998. During fiscal 2003, an updated mandate was adopted to reflect current responsibilities and practices. The Committee meets as required and has established a Standing Agenda that will enable it to annually address and discuss all matters within its purview.

APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the Meeting to appoint Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending February 29, 2004 and authorize the Audit Committee of the Board to fix their remuneration. Ernst & Young LLP have been auditors of the Corporation since January 1984. In keeping with what the Board believes is the intent of the Sarbanes-Oxley Act of 2002, the current audit partner assigned to the audit by the auditors will be rotated prior to the commencement of activities relating to the audit for the fiscal year ending February 2004. The appointment of independent auditors is approved annually by the Board on the recommendation of the Audit Committee and, as required by the provisions of the Canada Business Corporations Act, is subsequently submitted to the shareholders for ratification. For a discussion of the matters considered by the Audit Committee in reaching its recommendation, see “AUDITOR INDEPENDENCE – Audit Committee Report”.

Arrangements have been made for one or more representatives of Ernst & Young LLP to attend the Meeting. These representatives will be offered the opportunity to address the Meeting and will be available to respond to questions from shareholders.

VOTING

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting will be required to pass this resolution. The Board recommends a vote FOR this resolution.

ADOPTION OF STOCK OPTION PLAN

The Corporation has no Option Plan and cannot award options to its employees. The shareholders of the Corporation are being asked to approve Resolution A adopting a Cognos Stock Option Plan which authorizes and regulates the grant of new stock options by the Corporation (the “Plan”). The Board approved the Plan on May 1, 2003, subject to the receipt of both regulatory and shareholder approval. The Plan is the successor to the Cognos 1997-2002 Stock Option Plan, which expired on May 1, 2002. A stock option plan was submitted to shareholders for consideration at the Annual and Special Shareholders’ Meeting held July 2, 2002, but was withdrawn before that meeting as it was evident it would not be approved by shareholders. As a consequence, the Corporation cannot grant options to current or prospective employees.

Options remain a key compensation element for software and technology companies. In the North American software sector options continue to be a key element of compensation. The inability to award options places the Corporation at a disadvantage against other software and technology companies which can award options and against which the Corporation competes to secure a highly skilled and mobile pool of technology and sales personnel. Although the Corporation has attempted to compensate for its inability to award options by adopting the Cognos Incorporated Restricted Share Unit Plan (“RSU Plan”) on September 25, 2002 – the tax impact of RSU awards on employees and the cost impacts on the Corporation make such awards less attractive than option awards (even if the latter are expensed). The Corporation believes that its inability to award options places the Corporation at a competitive disadvantage.

The Institutional Shareholder Service (ISS) analysis of the Plan does not provide investors with a fair comparison of the Corporation against its competitors. The Corporation believes it is likely that the ISS will not recommend adoption of the Plan in its ‘Global Proxy Analysis’ issued prior to the meeting. At issue is the ISS mandate that the Corporation, because it is headquartered in Canada, be compared against a broad Canadian industry grouping for the purpose of assessing the cost of a stock option plan. The Corporation believes it should be compared to its U.S. software industry peer grouping.

The ISS recommendation is based on calculations derived from a proprietary model known as Shareholder Value Transfer, which assesses the cost of an option plan taking into account various factors, and a Voting Power Dilution calculation. The weighted result of that calculation is then compared to an allowable cap of peer group industry groupings. ISS policy currently mandates that these comparison groupings are dependant on the country in which an entity has its head office. As the Corporation has its head office in Canada, it is compared against a Canadian industry grouping. While the U.S. market is segmented into 26 industry groups, the much smaller Canadian market is condensed into only 10 – much broader – industry groupings. As a result, the Corporation is measured against a diverse mix of Canadian companies that encompass telecommunications service providers and equipment vendors, IT service providers, data processing companies, and others – but, significantly, there is no other business intelligence software vendor within that Canadian industry group. As it applies to the Corporation, the ISS policy is flawed.

First, the ISS policy of using head office location as the sole criterion for determining comparison groupings is arbitrary and ignores the reality of the Corporation’s business activities. The United States is by far the largest single market for the Corporation’s products, with more than 50 percent of revenue derived from that market during the most recently completed fiscal year. Canada, in contrast, represents less than 10 percent of its revenue over the same period. Furthermore, the majority of the Corporation’s shares are held by U.S. shareholders as at the Record Date. Finally, the U.S.-Canadian border is irrelevant to the competition for available talent among North American software companies.

The result of the ISS policy is that investors are provided with utterly no information as to how the Corporation compares to its industry peers – which is the goal of the ISS analysis. A much more meaningful result would be obtained if ISS were to evaluate the Corporation against the same industry grouping applicable to its U.S.-based competitors. That grouping includes competitors such as: Hyperion and Microstrategy, and, as well as other software companies with whom the Corporation competes for talent, such as: Microsoft, Oracle, PeopleSoft, and Siebel.

The difference in the results of the ISS analysis using the Canadian and U.S. industry groupings is significant. Under the Canadian industry grouping, the ISS Company-specific cap is 7.6 percent. The allowable cap for U.S. software companies is 12.7 percent. The ISS cost of the Corporation’s Plan is approximately 10.4 percent based on the Corporation’s share data and price as at the 2003 fiscal year end. Unless there is a dramatic increase in the share price after the Record Date at the time ISS carries out its analysis, the Plan will likely remain well under the industry limit established by ISS for the Corporation’s U.S.-based peer group. The Board believes that the ISS policy of grouping the Corporation with a Canadian industry group is not reflective of the competitive environment and unhelpful to shareholders. A meaningful comparison is only achieved if like is compared to like, and the Corporation is measured against its U.S.-based peers. On that basis, the Plan is well within the industry group limit of its true peers as established by ISS.

The Corporation’s option grant history compares favourably with its peer group. In the table below, the option grant practices of the Corporation are compared to selected industry comparators including its major competitors. It compares the Corporation against its peers on a number of significant metrics. The table shows that the Corporation’s practices are clearly well within the sample average and that they compare favourably with the sample group.

US Comparators		Dilution[1]	Remaining[2]	Overhang[3]	Burn Rate[4]

Siebel	FY02	38.1%	33.2%	71.3%	1.2%

Brio	FY02	31.4%	22.4%	53.8%	31.1%

Actuate	FY02	16.6%	26.8%	43.4%	5.0%

Hyperion	FY02	26.3%	4.0%	30.3%	6.9%

PeopleSoft	FY02	24.2%	1.3%	25.5%	9.2%

Microsoft	FY02	15.0%	10.1%	25.1%	0.8%

Microstrategy	FY02	12.2%	9.3%	21.6%	2.8%

Adobe	FY02	19.6%	1.9%	21.5%	4.0%

Business Objects	FY02	12.6%	6.5%	19.2%	5.0%

Oracle	FY02	8.4%	9.8%	18.2%	1.2%

Cognos	FY03	14.8%	0.0%	14.8%	3.9%

Average		19.9%	11.4%	31.3%	6.5%

Median		16.6%	9.3%	25.1%	4.0%

Cognos - w/ Proposed SOP[5]	FY04	14.3%	2.0%	16.2%	2.0%

All amounts are calculated based on information disclosed in the most recent publicly available Form 10-K filing for each of the companies listed.

1.	‘Dilution’ – is the number of options outstanding as a % of shares outstanding.

2.	‘Remaining’ – is the number of options remaining for issuance as a % of shares outstanding.

3.	‘Overhang’ – is ‘Dilution’ plus ‘Remaining’ as a % of shares outstanding.

4.	‘Burn Rate’ – is the number of options granted during the last completed fiscal year as a % of shares outstanding.

5.	Represents FY04 estimates based on options and shares outstanding at Record Date.

The Plan will have a burn rate of 2%. While the Corporation’s current overhang cannot be eliminated immediately, the Corporation does recognize that a lower overhang is more aligned with current investor preferences. The combined effect of the proposed Plan provisions to limit the annual grant size to not more than 2% of outstanding shares and to limit the term of options to 5 years, will be to reduce the ‘overhang’ over time. This and similar provisions will be included in every subsequent option plan with a view to attaining and maintaining a lower overhang. The Corporation has used stock options conservatively as part of a balanced approach to short and long-term compensation. Notwithstanding that the Corporation’s worldwide workforce has more than doubled over the past 5 years, the Corporation has maintained a consistent number of shares outstanding through its stock repurchase program.

The Plan contains a number of other features that respond directly to concerns of investors (discussed in “Summary Description of Plan Provisions” below).

•	Non-employee Directors and consultants cannot participate in the Plan.

•	All options will expire 5 years after grant.

•	Repricing is prohibited without shareholder approval.

Summary Description of Plan Provisions (Significant changes from previous plans appear in bold type)

The Plan reserves 1,760,000 common shares of the Corporation (subject to adjustment in the event of capital changes) to be awarded by option grants under the Plan. It is intended that this number of shares would be sufficient for activity contemplated until July 1, 2004, or later. The Plan expires on July 1, 2008, except as to options outstanding.

In accordance with its terms, the number of shares requested to be reserved for issue as option grants under the Plan represents 2% of the issued and outstanding shares of the Corporation at Record Date. There are 12,635,014 unexercised options outstanding under prior stock option plans at Record Date, which when combined with the number of shares reserved for grant under the Plan, represent 16.2% of the issued and outstanding shares of the Corporation.

The other provisions of the Plan are summarized below. The full text of the Plan is set out immediately following Resolution A. Copies will also be available at the Meeting. If there is any discrepancy between this summary and the Plan, the terms of the Plan will prevail in all instances.

The Plan is administered by the Human Resources & Compensation Committee of the Board (the “Committee”). The Committee determines the participant eligibility, and prescribes the terms and conditions of the options granted under the Plan. All employees of the Corporation and its subsidiaries, are eligible to participate in the Plan. Non-employee Directors, consultants, and contractors are not eligible to participate in the Plan.

The exercise price for options cannot be less than 100% of the market price of the common shares on The Toronto Stock Exchange (or if that price is not available, the price on the Nasdaq Stock Market) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option (“ISO”) and at the time of grant own shares controlling more than 10 percent of the combined voting power of the Corporation or any subsidiary. In that case the exercise price cannot be less than 110 percent of the market price. Payment of the exercise price must be made in Canadian dollars, payable by cash, cheque or by such other method as may be authorized by the Committee.

The Plan limits the amount of ISOs that may become exercisable under the Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant).

The Corporation intends to designate any options granted in excess of that limitation as non-qualified options (“NQOs”).

SARs have been excluded under the Plan.

Option awards under the Plan will expire 5 years from the date of grant or any shorter period as may be determined by the Committee when options are granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify.

If a participant ceases to be employed by the Corporation other than by reason of retirement, death, or for cause (as defined in the Plan), the participant must exercise any exercisable installments of an option within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the Plan), the right to exercise any option terminates immediately upon discharge.

If a participant dies, the Plan provides that all options issued to the Participant shall become exercisable immediately prior to the death of the participant and may be exercised by the Participant’s estate or representative within a period of two years after death (one year for senior executives). If a Participant retires, the Plan provides for a period of two years after retirement within which the options may be exercised. The Plan defines “retirement” using a three-part test: (i) the participant’s age and aggregate number of years of service with the Corporation totals 75 or greater, (ii) the participant ceases to be employed with the Corporation, and (iii) undertakes to cease full-time employment with any party.

The Plan makes provisions for the disposition and adjustment of the number of options granted under the Plan if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets (each a “Transaction”), the Plan provides for the Committee or the board of directors of any entity assuming the obligations of the Corporation to make appropriate provision for outstanding options to be maintained, exercised, or terminated.

The Plan contains no provision to automatically accelerate options if there is a change of control in the Corporation.

Options are not assignable or transferable except by will or the laws of descent and distribution. Shares reserved for options which expire unexercised or are cancelled can be reused for additional option grants prior to expiration of the Plan.

The Board may terminate or amend the Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

VOTING

The Plan requires the approval of a majority of shares represented and entitled to vote at the Meeting to become effective. The Board urges that shareholders vote in favour of Resolution A and adopt the Plan as proposed.

CERTAIN  U.S.  FEDERAL  INCOME  TAX  CONSEQUENCES  WITH  RESPECT  TO  THE  PLAN

With respect to options that are “incentive stock options”, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”), in general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the ISO, and no corresponding U.S. federal tax deduction is allowed to the Corporation upon either grant or exercise of an ISO. Furthermore, if the optionee does not dispose of the shares acquired upon exercise of the ISO within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), then for U.S. federal income tax purposes:

•	the difference between the amount realized on a subsequent disposition of the shares and the exercise price will generally be treated as long term capital gain or loss to the optionee; and

•	the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is generally included as an item of income for purposes of the alternative minimum tax.

If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then, for U.S. federal income tax purposes:

•	in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and taxed as ordinary income in the year of such disposition; and the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes at such time; and

•	any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain (long term capital gain if the optionee’s holding period for the shares exceeds one year).

With respect to Options granted under the Plan that do not qualify as ISOs (“Non-Qualified Options” or “NQOs”), for U.S. federal income tax purposes:

•	the optionee generally does not realize any taxable income upon the grant of a NQO;

•	the optionee generally will recognize ordinary compensation income at the time of exercise of a NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price and the Corporation generally should be entitled to a corresponding tax deduction for federal income tax purposes at that time;

•	when the optionee sells the shares acquired pursuant to the exercise of a NQO, the optionee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee’s basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

Special rules apply if the stock acquired pursuant to the exercise of an ISO or a NQO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

SHAREHOLDER PROPOSAL – EXPENSING OF OPTIONS

Pursuant to subsection 137(1) of the Canada Business Corporations Act, eligible shareholders of the Corporation have requested that the proposal attached as Annex 1 be included in this Proxy Statement. The proposal asks shareholders to adopt a resolution requiring the Board to record the expense of all future stock options awarded to senior executives in the Corporation’s annual income statement.

The Board recommends that shareholders vote AGAINST this proposal for the following reasons:

•	The Corporation currently follows Generally Accepted Accounting Principles.

•	The Corporation discloses, in its footnotes to the financial statements, earnings per share and net income as if options had been expensed.

•	Currently available valuation models do not properly value employee stock options.

•	Given that the Financial Accounting Standards Board is actively pursuing common and uniform standards for stock option accounting, the Corporation’s implementation of this shareholder proposal is premature.

The Board of Directors understands and shares shareholders’ need for a transparent and accurate picture of the Corporation’s earnings, the cost of executive compensation programs, and comparability of financial statements across companies and industries.

The Corporation follows all Generally Accepted Accounting Principles (GAAP) with respect to the reporting of stock options, and it will continue to do so. Under GAAP, companies can choose between applying the measurement and recognition principles recommended in Financial Accounting Standard (SFAS) 123 and Accounting Practices Bulletin (APB) 25. These accounting rules provide different ways of treating the value of stock options at the time of award.

APB 25 requires a Corporation to record the intrinsic value of options as an expense on the Corporation’s Income Statement. Under APB 25, if options are granted at market price, no expense is recorded. An expense is only recorded if the grant value is less than market value. Alternatively, SFAS 123 requires the use of fair value to report stock option expense. This method uses statistical estimates to calculate the future value of options using multiple variables and amortizes that value over the period that the options vest.

Cognos complies with GAAP by following APB 25. Cognos also presents both ‘basic’ and ‘fully diluted’ earnings per share (EPS) in its Statement of Income. ‘Diluted’ EPS is the dilution of shareholder earnings as a result of the effect of all stock options. As well, Cognos provides footnote disclosure of the Corporation’s EPS and net income as if the fair value method had been applied. (See “Stock-Based Compensation” in Note 1 to the Corporation’s Consolidated Financial Statements, entitled “Significant Accounting Policies” in its 2003 Annual Report).

Unfortunately, currently available models used to calculate the fair value of employee stock options were developed to value non-employee or open market stock options. It is the Corporation’s view that these models do not properly value employee stock options as employee stock options are not transferable as are open market options. It has been reported that the current models could overstate substantially the true fair value of employee stock options. While efforts are underway to develop new models to calculate the fair value of employee stock options, the Corporation believes that more work needs to be done.

Given the widespread public discussion on this topic and the important valuation issues described above, many companies (including most software companies) have not taken a position on this issue. Many companies, like Cognos, are awaiting official pronouncements or direction on this issue from the Financial Accounting Standards Board (FASB) and other key bodies. The Board believes that any attempt to implement this shareholder proposal is, in the absence of common and uniform standards, premature and would lead to the very confusion and lack of transparency critics claim now exists.

The Corporation believes that this issue will be subject to regulatory direction and that it is both proper and prudent to await this action so that all companies can report and be assessed on the same basis.

VOTING

Management and the Board recommend that shareholders VOTE AGAINST the shareholder proposal requesting the Corporation establish a policy of expensing stock options.

OTHER MATTERS

The management of the Corporation knows of no amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders and of no other business to be brought before the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the Proxy Form confers discretionary authority on the persons appointed proxy to vote on any amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders or any other business in accordance with their best judgment.

COMPENSATION

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets out the compensation received for each of the last three fiscal years for Mr. Zambonini, the Chief Executive Officer of the Corporation, and those persons who were, at February 28, 2003, the other four most highly compensated executive officers of the Corporation (“Named Executive Officers”).

Summary Compensation Table
(All dollar amounts are in U.S. dollars)

		Annual Compensation			Long-term Compensation Awards(3)

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Other Annual Compensation	Securities Underlying Options/SARs (#)	All Other Compensation(4)

Renato Zambonini (5)	2003	$343,632	$537,738	--	120,000	$ 3,802
Chief Executive Officer	2002	$297,038	$150,000	--	150,000	$ 3,756
	2001	$267,148	$420,757	--	100,000	$ 3,718
Robert G. Ashe (5)	2003	$248,790	$507,120	--	200,000	$ 2,794
President and Chief	2002	$239,671	$ 55,923	--	150,000	$ 4,793
Operating Officer	2001	$156,949	$118,994	--	50,000	$ 3,651
Tony Sirianni	2003	$212,500	$385,063	--	90,000	$ 4,040
Senior Vice President,	2002	$180,000	$276,814	--	110,000	$ 3,466
Worldwide Field Operations	2001	$180,000	$222,265	--	60,000	$ 2,130
Tom Manley (5) (6)	2003	$225,197	$277,314	--	75,000	$ 5,555
Senior Vice President,	2002	--	--	--	--	--
Finance & Administration and	2001	--	--	--	--	--
Chief Financial Officer
Ad Voogt (7)	2003	$223,911	$270,111	$174,591	90,000	$17,857
Senior Vice President,	2002	$185,744	$216,501	$126,126	125,000	$25,565
European Field Operations	2001	--	--	--	--	--

(1)	Salary is base salary earned for the current year.

(2)	Bonuses for each year include amounts earned for that year, even if paid in the subsequent year, and exclude bonuses paid during that year but earned for a prior year. Bonuses for Messrs. Sirianni and Voogt were based on the attainment of specific sales and operational objectives. Those of Messrs. Zambonini, Ashe, and Manley were based on the Corporate Performance Formula. Additional special bonus payouts for Messrs. Zambonini, Ashe, and Manley were authorized by the Human Resources & Compensation Committee (see “Human Resources & Compensation Committee Report on Executive Compensation — Cash Compensation”).

(3)	As of the Record Date, the Corporation had not issued to the Named Executive Officers any restricted shares, restricted share units, or stock appreciation rights (“SARs”) as compensation.

(4)	The amounts in this column pertain to the Corporation’s annual contribution to each individual’s savings plan. The Corporation contributes to a Retirement Savings Plan on behalf of Messrs. Zambonini, Ashe and Manley. Cognos Corporation (U.S.A.) contributes to a 401(k) savings plan for Mr. Sirianni. Cognos GmbH (Germany) and Cognos Limited (U.K.) contributed to Retirement Savings Plan on behalf of Mr. Voogt during a portion of the fiscal year.

(5)	These individuals are employed in Canada and paid in Canadian dollars. The amounts shown in the above table are expressed in U.S. dollars using the following weighted annual exchange rate for the Corporation’s fiscal years ending on the last day of February:

2003-	-C$1.00	=	US$0.6434
2002-	-C$1.00	=	US$0.6391
2001-	-C$1.00	=	US$0.6679

(6)	Mr. Manley became employed with the Corporation during fiscal 2002. He was not a Named Executive Officer in fiscal 2002. The amount indicated in the Bonus column for fiscal 2003 includes $13,383 for payment of life insurance premiums.

(7)	Mr. Voogt is employed in Europe and paid in Euros and British Pounds. In the prior year Mr. Voogt was paid in Netherland Guilders. The amounts shown in the above table are expressed in U.S. dollars using the following weighted annual exchange rates for the Corporation’s fiscal year ending on the last day of February for the applicable period:

2003-	-€	=	US$1.0215
2003-	-£	=	US$1.4861
2002-	-NLG	=	US$0.3994

The amount indicated in the column for “Other Annual Compensation” consists primarily of expatriate allowances.

Option/SAR Grants in Last Fiscal Year

The following table provides information with respect to stock option grants by the Corporation to the Named Executive Officers for the fiscal year ended February 28, 2003. All grants were made under the Corporation’s 1997-2002 Stock Option Plan, which expired on May 1, 2002. Since that date, the Corporation has not had any options available to be granted.

	Individual Grants

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(2)	Expiration Date (mm/dd/yy)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)

					5%	10%

Renato Zambonini	120,000	2.83%	$22.90	04/29/10	$1,312,207	$3,142,938

Robert G. Ashe (4)	200,000	4.71%	$22.90	04/29/10	$2,187,012	$5,238,229

Tony Sirianni (5)	50,000	1.18%	$25.38	03/01/10	$605,804	$1,450,994

	40,000	0.94%	$22.90	04/29/10	$437,402	$1,047,646

Ad Voogt (5)	50,000	1.18%	$25.38	03/01/10	$605,804	$1,450,994

	40,000	0.94%	$22.90	04/29/10	$437,402	$1,047,646

Tom Manley	75,000	1.77%	$22.90	04/29/10	$820,129	$1,964,336

(1)	Option awards are typically made following the release of the Corporation’s year-end results. During the course of the year other awards may be granted in special circumstances. In all cases, option awards are approved by the Human Resources & Compensation Committee, the administrator of the Corporation’s Stock Option Plans. Option awards to employees typically vest on each of the successive four anniversaries of the date of grant and expire on the eighth anniversary of the date of grant.

(2)	Exercise Price is equivalent to the market value, on The Toronto Stock Exchange, of securities underlying options on the day preceding the date of grant.

(3)	These amounts represent the gain that may be realized upon exercise of the options immediately prior to the expiration of their term (net of the option exercise price but before taxes associated with the exercise) assuming the specified compound rates of appreciation (5% and 10%) of the Corporation’s shares over the term of the options. These amounts are calculated based on rules promulgated by the United States Securities and Exchange Commission and do not reflect the Corporation’s estimate of future stock price increases. Actual gains, if any, on any stock option exercises and resultant shareholdings are dependent on the timing of each exercise and the future share performance. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4)	Vesting for 80,000 options occurs equally on the first four anniversaries of the date of grant, and vesting for 120,000 options occurs equally on the first two anniversaries of the date of grant.

(5)	The circumstances giving rise to the first award granted to Messrs. Sirianni and Voogt are described in “Human Resources & Compensation Committee Report on Executive Compensation – Long-Term Incentives”.

Aggregated Option Exercises and Fiscal Year-End Option Values
(All dollar amounts are in U.S. dollars)

The following table provides information on stock option exercises in the fiscal year ended February 28, 2003, by the Named Executive Officers and the number and value of such officers’ outstanding options as at February 28, 2003. Dollar values indicated represent the net of market value less exercise price.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Renato Zambonini	Nil	Nil	452,500	307,500	$5,582,954	$1,593,151
Robert G. Ashe	26,667	$266,220	100,000	400,000	$1,021,103	$1,994,868
Tony Sirianni	6,000	$83,238	67,500	212,500	$385,922	$946,672
Tom Manley	Nil	Nil	50,000	225,000	$466,000	$1,512,750
Ad Voogt	40,002	$574,959	117,250	210,250	$1,104,959	$1,030,383

(1)	Value of unexercised in-the-money options is calculated based on the fair market value of the underlying shares on the Nasdaq, minus the exercise price, and assumes sale of the underlying shares on February 28, 2003, the last trading day in fiscal 2003, at a price of $24.43 being the fair market value of the Corporation’s shares on such date.

LOANS TO DIRECTORS AND OFFICERS

The Corporation provides relocation assistance to employees who are requested to relocate as part of their terms of employment. This assistance is designed to minimize the financial impact of the relocation on the employee. In the past, this assistance has included housing loans, and payments on behalf of employees for direct costs associated with the move. Effective July 30, 2002, and in accordance with the Sarbanes-Oxley Act of 2002 in the United States, the Corporation no longer offers its executive officers housing or other loans as part of their relocation assistance. At July 30, 2002 there were no loans outstanding from the Corporation to any of its directors or executive officers. As of May 20, 2003, no current director or executive officer has any outstanding loan to the Corporation.

Employment Agreements

The employment agreement of Mr. Zambonini provides, among other things, that if his employment is terminated without cause, the Corporation will pay severance in an amount equal to one year’s salary at the time of termination and if he is subsequently employed by another party for any portion of the year following termination, the severance payment will be reduced on a pro-rata basis for that period.

Mr.  Manley entered into an employment agreement with the Corporation in August 2001 upon commencing employment as Senior Vice President, Finance & Administration and Chief Financial Officer. Under the terms of the agreement, Mr. Manley may terminate this agreement on ninety days notice upon the occurrence of a change of control of the Corporation (as defined in the Corporation’s 1997-2002 Stock Option Plan) which occurs on or before the third anniversary date of the employment agreement. In such case, Mr. Manley is entitled to receive payment of eighteen months pay at his then-current target compensation (salary plus bonus).

On February 22, 2002, the Corporation entered into an employment agreement with Mr. Robert Courteau, with the intent that he assume the duties of Senior Vice President, Worldwide Field Operations in the fiscal year beginning March 1, 2002. Amongst other provisions, his employment agreement provided that any termination of the agreement without cause required a payment equal to eighteen months of his then-current target compensation (“Termination Amount”). On April 10, 2002, Mr. Courteau assumed those duties but ceased performing them on May 13, 2002 and he resigned from the Corporation effective May 31, 2002. The Corporation reached a settlement agreement with Mr. Courteau based on the Corporation paying him the Termination Amount as well as an additional amount not exceeding $50,000 in respect of salary and bonus earned, costs, and outplacement services. Mr. Ashe assumed Mr. Courteau’s duties in May 2002, initially assisted by Mr. Hall (see below).

Mr. Sirianni was appointed Senior Vice President, Worldwide Field Operations on January 13, 2003. His employment agreement was amended in November 2001 to provide for a severance payment of eighteen months pay at his then-current target compensation should his employment be terminated without cause.

In December 2001, Mr. Terry Hall and the Corporation reached an agreement regarding the relinquishment of his executive positions on or before May 1, 2002. Mr. Hall remained an employee of the Corporation, and will continue to do so, through December 10, 2003. He was and will continue to be assigned responsibilities relating to strategic corporate initiatives. The details pertaining to the payments made to Mr. Hall are set out in the Proxy Statement issued by the Corporation last year. During the last fiscal year, Mr. Hall was reimbursed for his expenses in relocating to Canada as provided in his agreement with the Corporation. Subsequent to the departure of Mr. Courteau in May 2002, Mr. Hall was requested on an emergency basis to assist Mr. Ashe in the worldwide sales operations of Cognos on an interim basis during the quarter ending August 31, 2002. Management adjudged his performance during that period to be above and beyond that contemplated in the agreement with Mr. Hall and he was awarded a special one-time bonus of $50,000.

HUMAN  RESOURCES  & COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

The Human Resources & Compensation Committee (“Committee”) is responsible, among other things, for reviewing and approving the compensation for the Chief Executive Officer and other executive officers of the Corporation. The Committee also reviews and approves various other compensation policies and programs of the Corporation, including long-term incentive programs and benefits. The Committee’s mandate reflects these various responsibilities (see “THE BOARD, BOARD COMMITTEES, AND MEETINGS”). This mandate is periodically reviewed and revised by the Committee and the Board.

General Compensation Philosophy

The Corporation’s approach to executive compensation is to reward performance in achieving financial and non-financial objectives which are set at the beginning of each fiscal year. The specific financial and non-financial objectives may vary from year-to-year depending on the strategic objectives of the Corporation, and may include such measures as revenue attainment, cost containment, and performance against its competitors. The Corporation’s compensation program for executive officers has three components: base salary, performance-based incentive payments, and long-term incentives. In order to further align the Corporation’s executives with the interests of shareholders, senior executives are subject to a policy of stock ownership (as described in “Share Ownership” below).

Cash Compensation

At the beginning of each fiscal year, each senior officer is assigned a target cash compensation amount comprising two components: a fixed base salary and a variable incentive target. This amount is based on salary surveys, as well as on job responsibilities and performance. In fiscal 2003, the Committee undertook a benchmarking study of executive compensation practices among its peer group, which consisted both of similarly-sized software companies and larger software companies predominantly located in the United States. In order to align itself with the compensation practices of its peer group, the Corporation adopted a U.S. approach to pay levels during fiscal 2003, and in April 2003 adopted the practice of compensating all North American-based senior executives in U.S. dollars.

The base salary and incentive target for each executive officer varies in accordance with his role responsibilities and objectives.

The Corporation is of the view that that total compensation should vary with corporate performance. Therefore, a significant portion of the total target compensation for each executive is dependant on the performance of the Corporation. For the fiscal year ended February 28, 2003, the actual incentive payments to executives (other than Messrs. Sirianni and Voogt) was a percentage of the bonus target derived from a formula and resulting matrix (the “Corporate Performance Formula”) based on the Corporation’s revenue and profitability. The application of the Corporate Performance Formula resulted in a payout of 132% of senior executives target incentive, excluding Messrs. Sirianni and Voogt.

The bonus entitlement of Messrs. Sirianni and Voogt, who are the Corporation’s senior sales executives, was based on the attainment of specific quarterly and annual sales and performance objectives within their respective territories. Under these criteria, Messrs. Sirianni and Voogt were entitled to 153% and 189% of their respective bonus targets.

In recognition of his outstanding contributions to the performance of the Corporation in the face of troubled market and industry conditions and in driving the Adaytum acquisition, Mr. Ashe was awarded an additional special bonus of $200,000. Mr. Manley was awarded a special one-time cash award of $64,340 in recognition of his central role in the successful acquisition of Adaytum.

Exclusive of special bonuses as described in this report, the range of total cash compensation (base plus bonus) earned by all named executive officers was from 112% to 138% of their respective individual target cash compensation amounts.

Long-Term Incentives

Long-term incentives have been provided through stock option awards, most recently under the 1997–2002 Stock Option Plan (“1997 Option Plan”), which was adopted by the Board on April 9, 1997 and approved by shareholders on June 25, 1997. Directors, officers, employees, and consultants of the Corporation were eligible to participate in the 1997 Option Plan. Pursuant to this Plan, options to employees were awarded at the discretion of management and typically vest equally on each of the successive four anniversaries of the date of grant and expire on the eighth anniversary of the date of grant. Options to directors typically vest in their entirety on the date of grant. All options are priced at the market price of the Corporation’s shares on The Toronto Stock Exchange on the trading day preceding the date of grant. The 1997 Option Plan expired on May 1, 2002.

Through the award of stock options, the Corporation seeks to attract, reward, and retain employees by providing them with a means of sharing in the financial success created by their combined efforts. In particular, the award of stock options to executive officers seeks to provide them with an incentive to enhance shareholder value. Options are granted on the basis of an individual’s level of responsibility and potential to contribute to the Corporation’s future success.

Following the release of the Corporation’s year-end results, the Committee awarded option grants to certain key employees of the Corporation and its subsidiaries, including certain of its executive officers, as set out in “Option/SAR Grants in Last Fiscal Year”.

Mr. Rob Ashe was promoted to President and Chief Operating Officer on April 10, 2002. In recognition of the additional responsibilities associated with that position, Mr. Ashe was awarded an option to acquire 200,000 shares, 80,000 of which vest equally on each of the next four anniversaries of the date of grant, and 120,000 of which vest equally on the first two anniversaries of the date of grant, all to expire on the eighth anniversary of the date of grant.

On March 1, 2002, Messrs. Sirianni and Voogt were each awarded an option to acquire 50,000 shares. The Committee based these awards on the importance of maintaining executive stability in the North American and European sales organizations during a period of executive change. These options vest equally on each of the next four anniversaries of the date of grant.

The 1997 Option Plan expired on May 1, 2002. A successor stock option plan was submitted to the shareholders for consideration at the Annual and Special Meeting held July 2, 2002, but was withdrawn before the meeting as it was evident that it would not be approved by the shareholders. As a consequence, the Corporation cannot grant options to current or prospective employees. The Corporation is seeking shareholder approval of a stock option plan at this Meeting as it believes that options remain a vital component of compensation in the software industry (see “BUSINESS OF THE MEETING – ADOPTION OF STOCK OPTION PLAN”).

As of the Record Date, options to purchase 12,635,014 shares under all option plans were outstanding at a weighted average exercise price of $21.52.

As a substitute long-term incentive, the Corporation adopted the Cognos Incorporated Restricted Share Plan on September 25, 2002 (“RSU Plan”). Employees, officers and directors of the Corporation and its subsidiaries are eligible to participate in the RSU Plan. Under the Plan, the Human Resources & Compensation Committee is authorized to grant awards of restricted share units to participants, up to an aggregate RSU Plan limit of 2,000,000 restricted share units. Subject to the vesting requirements, each restricted share unit will be exchangeable for one common share of the Corporation’s stock. The common shares for which restricted share units may be exchanged will be purchased on the open market by a trustee appointed and funded by the Corporation. As no common shares will be issued by the Corporation, the RSU Plan is non-dilutive to existing shareholders. The RSU Plan is a broad-based plan as defined by United States securities legislation, which requires that the majority of shares subject to awards under the RSU plan be made to persons other than directors and officers of the Corporation. If an option plan is approved by shareholders, the Corporation intends to award long-term incentives by way of a mix of option grants and RSU awards.

As of the Record Date, 7,500 restricted share units were outstanding at a weighted average grant price of $23.47.

Share Ownership

Since May 1999 the Corporation has had share ownership guidelines for the Chief Executive Officer, Senior Vice Presidents, and Vice Presidents (“Executives”). The guidelines were introduced to promote better alignment of management and shareholder interests at a time when stock option grants represented the preferred vehicle for long-term incentives. The guidelines required Executives to accumulate and hold shares having a market value at least equal to a multiple of their respective annual target salaries. That multiple increased with the level of responsibility of the Executive. Executives generally had three years from the time they became subject to the guidelines to achieve the designated level of stock ownership. It was the Committee’s view that the guidelines were not consistent with competitive practice in our industry, and that the application of the guidelines was onerous and would result in a hardship to all except the most senior of the Executives. The Committee determined that it was appropriate to review the ownership guidelines, and in February 2003, the guidelines were revised such that they now apply to the Chief Executive Officer and Senior Vice Presidents only. The Chief Executive Officer is required to hold shares having a market value equal to three-times his target salary, and Senior Vice Presidents are required to hold shares having a market value equal two-times their target salary. The period within which to achieve compliance remains unchanged. All of the foregoing are in substantial compliance with the guidelines or within the time period for achieving compliance. Compliance with the guidelines, while voluntary, is strongly recommended. Failure to comply could result in the reduction or suspension from participation in the Corporation’s incentive programs.

Chief Executive Officer Compensation

The Chief Executive Officer’s (“CEO”) compensation is reviewed and recommended to the Board by the Committee. During the fiscal year ended February 28, 2003, one-half of Mr. Zambonini’s compensation was in the form of risk-based compensation tied to the performance of the Corporation based on the Executive Performance Formula. His base salary was set at $350,000, representing a 17% increase over his base salary in the previous fiscal year. His bonus target was increased by 17% over his bonus target in the previous fiscal year, to $350,000. In addition, in recognition of his contribution to the outstanding performance of the Corporation in the face of troubled market and industry conditions, Mr. Zambonini was awarded an additional special award of $100,000.

This report has been provided by the Human Resources & Compensation Committee of the Board of Directors.

Robert W. Korthals (Chair) Pierre Y. Ducros John Rando

Performance Graph

(1)	Dollar amounts are in U.S. dollars.

(2)	The stock price performance graph is not necessarily indicative of future performance. Information used on the graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

The above graph compares the five-year cumulative total return on the Corporation’s shares with the comparable cumulative return of a broad equity index and an industry index. The indeces used are the Center for Research in Securities Prices (“CRSP”) Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies), and the Nasdaq Computer & Data Processing Services Stocks Index.

The graph assumes $100 invested on February 28, 1998 in the Corporation’s shares and each of the Nasdaq indexes.

Human Resources & Compensation Committee Interlock and Insider Participation in Compensation Decisions

The members of the Human Resources & Compensation Committee are Messrs. Korthals (Chair), Ducros and Rando. No member of the Committee was an officer or employee of the Corporation or any of its subsidiaries at any time during the past year, or previously. No executive officer of the Corporation serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Board.

Certain Relationships and Other Transactions

Since March 1995, Mr. Tory has been Chair Emeritus and Counsel, of Torys, LLP, a legal firm located primarily in Toronto, Ontario, Canada. Previously he had been a senior partner in the firm. Torys has provided legal advice to the Corporation in a number of areas and has acted, and continues to act, as one of the principal Canadian legal advisors to the Corporation. Of total fees paid to law firms in the last fiscal year, those paid to Torys amounted to $358,045, representing less than 10% of the total legal fees paid. Since his appointment as Chair Emeritus, Mr. Tory has not taken any direct part in the management of the firm’s affairs, and in particular he does not participate in, and is not compensated for or in respect of, any file or matter dealing with services provided by the firm to the Corporation. In the view of the Board, his position as Chair Emeritus and Counsel of Torys, LLP does not impair his independent status.

Mr. Korthals is a member of the Audit Committee of Suncor Energy Inc. and a member of the Human Resources Committee of Rogers Communications Inc. Mr. Korthals is the Chair of the Ontario Teacher’s Pension Plan (“OTPP”) Board. The OTPP Board does not deal with trading in marketable securities unless it is a single purchase of securities in a public or private company in excess of C$50 million. While no such purchase with respect to the shares of the Corporation has arisen to date, Mr. Korthals has agreed to excuse himself from any such discussion and decision. In the view of the Board, neither his position as Chair of the OTPP nor his committee memberships impair his independent status. Mr. Korthals also serves as a part-time non-executive member of the Board (“Commissioner”) of the Ontario Securities Commission (“OSC”) and is a member of the Commission’s Compensation Committee. The Commissioners meet every two weeks to deal with regulatory policy matters and in addition, meet regularly and no less than quarterly as a Board of Directors to discharge their responsibility for the oversight of the management of the financial and other non-regulatory affairs of the Commission. Mr. Korthals is required to recuse himself from consideration of any matter involving the Corporation. Mr. Korthals position as a director of the Corporation is known to the OSC and does not contravene any current conflict of interest policies established by the OSC. In the view of the Board, his position as a Commissioner does not impair Mr. Korthals’ independent status.

Mr. Russell is an executive of Hewlett-Packard Company (“HP”). He has advised the Corporation that he will be relinquishing his executive responsibilities at HP on or before July 1, 2003. Annual sales by the Corporation to Hewlett-Packard amount to $1,132,000 (less than 1% of total sales of the Corporation in the last fiscal year) while purchases of HP products by the Corporation in the past year amounted to approximately $1,100,000. These amounts are not significant and in the view of the Board do not impair Mr. Russell’s independent status.

The Corporation may also purchase goods and services in the ordinary course of business from companies for which members of the Corporation’s Board serve as executive officers. In fiscal 2003, the Corporation did business with @Stake, Inc., of which Mr. Rando is the Chairman. The amount paid to @Stake, Inc. with respect to the purchase of services was $99,000. This amount has been determined by the Board to not be sufficient so as to impair the independence of Mr. Rando.

In arriving at these determinations, the Corporation considered and applied the standard of independence defined in the Nasdaq and TSX rules.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as at February 28, 2003, with respect to shares of the Corporation that may be issued upon the exercise of options, restricted share units, warrants or rights under the Corporation’s previous or existing equity compensation plans as at Record Date. The plans consist of the 1993–1998 Stock Option Plan and the 1997–2002 Stock Option Plan, both of which were submitted for approval to the Corporation’s shareholders and have expired, except for options outstanding. The plans also include the Adaytum 1999 Stock Option Plan (“Adaytum Plan”) which was assumed by the Corporation pursuant to the terms of the Merger Agreement with Adaytum, Inc. which became effective on January 10, 2003, and the Cognos Restricted Share Unit (“RSU”) Plan which was adopted by the Board on September 25, 2002. Neither the assumption of the Adytum Plan or the adoption of the RSU Plan required shareholder approval. No warrants, or rights are outstanding under any of the foregoing plans.

	(a)		(b)		(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or exchange of RSUs		Weighted-Average Exercise Price of Outstanding Options / Weighted Average Grant Price of RSUs		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders
1997-2002 Stock Option Plan (1)	11,526,552		$21.38		Nil
1993-1998 Stock Option Plan (1)	706,540		$9.67		Nil
Employee Stock Purchase Plan (2)	--		--		2,062,481	(3)

Total Approved Plans	12,233,092				2,062,481

Equity compensation plans not approved by shareholders
Restricted Share Unit Plan	22,500	(4)	$23.47	(5)	1,977,500
Adaytum Stock Option Plan	838,826	(6)	$24.72		Nil

Total Unapproved Plans	861,326				1,977,500

Total All Plans	13,094,418				4,039,981

(1)	The 1997-2002 Stock Option Plan and the 1993-1998 Stock Option Plan have both expired. Although there are options still outstanding under the Plans, no shares are available for issuance under either Plan for future grants.

(2)	Under the terms of the Corporation’s Employee Stock Purchase Plan (“ESPP”), purchases occur on the first trading day following the end of each fiscal quarter (“Purchase Period”) at a price equivalent to 90% of the lesser of the TSX average closing price on (a) the first five trading days of the Purchase Period, or (b) the last five trading days of the Purchase Period.

(3)	The number of securities indicated represents the number of shares of the Corporation which remain available for future issuance under the Corporation’s Employee Stock Purchase Plan (“ESPP”). The ESPP terminates on November 30, 2005.

(4)	The number of securities indicated represents restricted share units granted under the Corporation’s RSU Plan which could be exchanged for shares of the Corporation upon vesting.

(5)	The common shares deliverable upon the exchange of restricted share units were purchased on the open market by a trustee appointed by the Corporation. The Corporation has not in the past, and does not intend in future on paying dividends on the RSUs. RSUs generally vest equally on each of the successive four anniversaries of the date of grant. The RSU Plan terminates on September 30, 2005.

(6)	The number of securities indicated represents Adaytum options assumed by the Corporation under the terms of the Merger Agreement. No further grants may be made under the Adaytum Plan. Option holders consisted of Adaytum employees holding out-of-the money and in-the-money but unvested stock options. The number and grant price of the Adaytum options which rolled over into options on shares of the Corporation’s stock were adjusted based on the fair market value of the Adaytum common shares on January 10, 2003 (the “Effective Date” of the merger), and the average closing price of the Corporation’s shares for the five days prior to the Effective Date. Options will expire no later than eight years from the Effective Date. No further grants may be made under the Adaytum plan.

For a description of the features of the Restricted Share Unit Plan and the Adaytum Stock Option Plan, see Note 11 to the Corporation’s Consolidated Financial Statements, in its 2003 Annual Report.

COMPENSATION OF DIRECTORS

During fiscal 2003, non-employee directors were paid an annual retainer of $15,000 for services on the Board and an additional $1,250 for attendance (including attendance by telephone) at each Board meeting and Committee meeting of which the director is a member. The annual retainer amount paid to Mr. Rando was pro-rated for the period subsequent to his appointment. An additional annual retainer of $2,500 was paid for each non-employee director who chairs a committee of the Board. The Chair of the Board received additional compensation in respect of his duties in the amount of $50,000. Directors are compensated for duties outside of those normally undertaken by directors at the rate of $2,000 per day. These amounts have been denominated in U.S. dollars for U.S.-based directors, and Canadian dollars for Canadian-based directors. Employees of the Corporation serving on the Board do not receive directors’ compensation.

A deferred share plan for non-employee directors (“DSP”) was adopted in April 1999. Under the DSP, non-employee directors may receive all or part of their annual retainer fee in cash, options, or deferred share units. A deferred share unit (“DSU”) is a unit, equivalent in value to a common share of the Corporation, credited by means of a bookkeeping entry in the books of the Corporation to an account in the name of the non-employee director. At the end of the director’s tenure as a member of the Board the director is either (a) paid the market value of the shares represented by the DSUs, or (b) receives the whole number equivalent of the number of DSUs in common shares of the Corporation purchased on the open market. DSUs represent the variable (at risk) component of the directors’ compensation. With one exception, all directors have elected to receive their entire annual retainer in the form of DSUs. Additional compensation consisting of deferred share units or an option award under the DSP may be awarded to non-employee directors as the Board deems appropriate. As the Corporation was unable to award stock options to Directors in respect of the prior fiscal year, a special one-time grant of 1,000 DSUs was made to directors effective the date of the 2002 Annual Shareholder’s Meeting.

The total cash compensation earned by non-employee directors in fiscal 2003 for duties performed during the fiscal year was $127,489.

In consideration of changing corporate governance imperatives and legislative requirements, the Board has determined to change its compensation beginning with Directors elected at this Meeting. The annual retainer for non-employee directors will comprise a cash component of $25,000 and an equity-based component of $25,000 to be paid as DSUs. The cash component may also be paid as DSUs at the director’s discretion. Options will no longer be awarded as part of Directors’ compensation. Any option plan subsequently adopted by the Corporation shall exclude non-employee directors as participants.

An additional retainer of $25,000 is payable to the Board Chair, while the Chair of the Audit Committee receives an additional retainer of $10,000, and the Chair of the Human Resources & Compensation Committee an additional $5,000. Any other Committee chairs will receive an additional $2,500, except the Corporate Governance & Nominating Committee which is chaired by the Board Chair. Directors will also be paid a daily fee of $1,500 for attendance (physically or by electronic means) at each meeting of the Board and Committee meeting of which the director is a member. All amounts will be paid in U.S. dollars.

New Directors will receive a one-time grant of 5,000 DSUs upon their election or appointment. Directors will be required to retain not less than 15,000 shares or DSU’s and must elect to receive all of their compensation as DSU’s until that level is achieved.

The table at “ELECTION OF DIRECTORS” sets out the number of DSUs held by each nominee for director and the footnotes to that table set out the number of stock options held by each of them. No grants of stock options were made to directors in fiscal 2003. In lieu of stock options, directors were awarded a one-time grant of 1,000 DSUs as of the date of the 2002 Annual and Special Meeting of Shareholders held on July 3, 2002. No amounts were paid for duties outside those normally undertaken by directors.

Non-executive directors hold stock options that are currently exercisable or exercisable within 60 days from the Record Date (“Exercisable Optioned Shares”) as indicated in the notes to the table appearing in “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. The following table sets out, for each of the non-executive directors, the grant date and exercise price for those Exercisable Optioned Shares. Unless otherwise noted, all option grants vest immediately on the date of grant, continue as long as the grantee is a director, but expire in any event on the eighth anniversary of the date of grant.

	April 23,		October 8,	April 14,	June 25,	March 14,	April 11,	June 28,	Dec. 26,
Grant Date /	1997 /		1997 /	1998 /	1999 /	2000 /	2000 /	2001 /	2001 /
Exercise Price(1)	$11.35		$12.14	$14.09	$10.75	$33.80	$35.11	$15.44	$22.53	Total

J. Caldwell						20,000	2,000	3,000		25,000
D. Cameron							2,000			2,000
P. Ducros			3,000	3,000	4,000		2,000	3,000		15,000
R. Korthals	20,000	(2)	3,000	3,000	4,000		2,000	3,000		35,000
J. Rando
W. Russell									10,000	10,000
J. Tory			3,000	3,000	4,000		2,000	3,000		15,000

TOTAL	20,000		9,000	9,000	12,000	20,000	10,000	12,000	10,000	102,000

(1)	Options are granted in Canadian dollars. Exercise price shown in U.S. dollars is quoted using the historical rate of exchange as at the date of grant.

(2)	Options vest in equal installments on each of the four successive anniversaries of the date of grant.

All stock options referred to above were awarded under the Stock Option Plans described under “Human Resources & Compensation Committee Report on Executive Compensation – Long-Term Incentives”.

Directors’ and Officers’ Indemnification

The Corporation indemnifies each director and officer of the Corporation against liability resulting from any civil, criminal or administrative action or proceeding to which that person is made a party by reason of being, or having been, a director or officer of the Corporation (including an action by or on behalf of the Corporation), as long as that person (a) acted honestly and in good faith with a view to the best interests of the Corporation, and (b) had reasonable grounds for believing that his or her conduct was lawful in any criminal or administrative proceeding that is enforced by a monetary penalty.

During the year ended February 28, 2003, the Corporation carried directors’ and officers’ liability insurance coverage with an aggregate policy limit of $12.9 million with no deductible for directors or officers. The annual premium for this coverage, amounting to $135,355, was paid by the Corporation.

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

The Corporation’s corporate governance practices already include a number of the reforms recently adopted and proposed in Canada and the United States during the most recent fiscal year. Since 1995, the Toronto Stock Exchange (“TSX”) has required that the Corporation disclose its approach to corporate governance and relate the corporate governance practices of the Corporation to specific guidelines. In 2002, the TSX proposed new, more detailed, guidelines which are not yet adopted, but which are substantially similar in nature to the reforms in the United States. The Board continues to monitor these governance reforms, and implement changes to the Corporation’s governance policies and practices as necessary to comply with the United States Sarbanes-Oxely Act of 2002, any new rules issued by the United States Securities and Exchange Commission, Nasdaq, the TSX, other applicable regulatory authorities, and industry best practices.

The TSX guidelines, together with a brief description of the alignment of the Corporation’s practices with them, are set out in Annex 3 to this Proxy Statement. The Corporation is satisfied that it complies with the TSX recommended guidelines.

Decisions Requiring Board Approval

In addition to those matters which must by law be approved by the Board, management is also required to seek Board approval for any disposition, commitment, venture, or significant expenditure in either monetary or business terms. Changes in senior management are reviewed by the Human Resources & Compensation Committee, and then referred to the Board for final disposition.

Expectations of Management

The Board expects management of the Corporation to effectively manage its business in accordance with the strategic and policy directions approved by the Board. Management is expected to fully inform the Board of its performance in relation to those plans and any events that may affect those plans, and propose to the Board remedial or alternate actions.

Code of Ethics

The Corporation has adopted a written Code of Business Conduct (“Code”) which governs the behaviour of directors, officers, and employees of the Corporation. The Code also includes provisions required by the rules promulgated under the Sarbanes-Oxley Act of 2002 to be included in a Code of Ethics applicable to the Chief Executive Officer and the Corporation’s senior financial officers. The Board, through the Corporate Governance & Nominating Committee, oversees compliance with the Code. Any amendments to the Code will be reviewed and approved by the Board, and to the extent required under applicable laws or regulations any deviations from or amendments to the Code will be publicly disclosed. The Code may be accessed electronically at www.cognos.com.

Communications Policy

In response to Regulation FD promulgated by the U.S. Securities and Exchange Commission, as well as other related regulatory initiatives, the Corporation has adopted a Disclosure Policy (“Policy”) which reflects its commitment to providing timely and accurate corporate information to investors, including shareholders, and to the general public. The Policy requires prompt general disclosure of any material information and sets out the procedures to be followed in communicating with investors, analysts and the media, including analyst conferences via webcast over the Internet.

Shareholder Feedback

Inquiries from shareholders are responded to by the Vice President, Corporate Relations, the Secretary, or another appropriate officer of the Corporation. The Corporation maintains regular communications with the financial and investment community through industry analyst briefings by the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer on at least a quarterly basis. The quarterly earnings conference calls are webcast over the Internet and are accessible for a limited period of time from the Corporation’s investor relations web page at www.cognos.com.

AUDITOR INDEPENDENCE

Audit Committee

The Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, and oversight of the independent auditors, who report directly to the Audit Committee (see “THE BOARD, BOARD COMMITTEES, AND MEETINGS – Audit Committee”). Ernst & Young LLP are the independent auditors of the Corporation for the recently completed fiscal year.

Fees Paid To The Independent Auditors

In April 2001, the Audit Committee instituted a general policy that the auditor would not be engaged to provide services that would result in the auditor auditing the results of its own work. As well, the Committee instituted a review process relating to services engagements undertaken by the auditor and any other accounting firm. During the third quarter of fiscal 2002, the Audit Committee established policies and procedures to ensure all services to be provided by the auditor are approved in advance by the Committee or are approved by the Chair of the Committee and reported to the Committee as a whole at the following meeting of the Committee. Currently, all services to be provided by the auditor are approved in advance by the Committee or by the Chair of the Committee and reported to the next meeting of the Committee. These policies and procedures were established based on the Corporation’s current interpretation of the rules and requirements under the Sarbanes-Oxley Act of 2002. The Committee continues to monitor developments and will refine these policies and procedures based on the final rules issued by the United States Securities and Exchange Commission. As well, effective April 2002, the Committee determined that the auditor would no longer be engaged to provide any strategic tax planning services and current tax planning engagements were to be completed during the fiscal year.

The following summarizes the fees paid to Ernst & Young LLP for the fiscal year ended February 28, 2003:

2003

Audit	$618,500

Audit-Related	$334,600

Tax Fees	$546,400

Other	$0

Total Fees	$1,499,500

Audit Fees are those services that are required to complete an attest audit in accordance with prevailing standards, and includes (i) the audit of the annual consolidated financial statements of the Corporation for the fiscal year ended February 28, 2003; (ii) reviews of the unaudited interim financial statements included in the Corporation’s Form 10-Q filings for the fiscal year ended February 28, 2003; (iii) audits of individual statutory financial statements; (iv) attest services and the provision of comfort letters; (v) the provision of consent letters; and (vi) review and advice in respect of accounting matters in connection with registration statements and Form 8-K regulatory filings.

Audit Related Fees are primarily (i) due diligence services; and (ii) accounting consultations. The single largest component of Audit Related Fees ($258,000) is the due diligence and post-acquisition activities performed by the auditor relating to the Corporation’s acquisition of Adaytum, Inc.

Tax Fees are for all services performed by the auditors’ tax personnel excluding audit and audit related fees and include the areas of (i) tax compliance; (ii) tax planning; and (iii) tax advice, including advice related to mergers and acquisitions, technical interpretations, and tax return preparation or review services for senior executives and expatriate employees. Tax Fees contain approximately $103,000 in fees to complete tax planning engagements initiated prior to the Committee’s decision not to engage the auditor to provide strategic tax planning services. All other expenditures were in relation to matters relating either to tax compliance and tax advice and did not contravene the Committee’s general policy of not engaging the auditor to provide services that would result in the auditor auditing the results of its own work.

Ernst & Young LLP did not perform any professional services that are prohibited to the auditor in the Sarbanes-Oxley Act of 2002 and its rules during fiscal 2003.

AUDIT  COMMITTEE  REPORT

The Audit Committee is composed entirely of unrelated, independent directors as currently defined in the Toronto Stock Exchange Corporate Governance Guidelines and the proposed Nasdaq listing standards. The Audit Committee operates under a written mandate which was reviewed and updated during fiscal 2003 to reflect the current responsibilities, practices and legislative requirements. The Audit Committee has established a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview.

The Audit Committee meets on a regular basis with the Corporation’s auditors without any members of management present, and receives regular updates from the Corporation’s management.

The Audit Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended February 28, 2003.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence and considered the compatibility of non-audit services with the auditors’ independence. As well, in light of legislative and regulatory requirements instituted during the recently completed fiscal year, the Committee has agreed with the auditor that the current audit partner will be replaced prior to the commencement of activities related to the audit for fiscal 2004.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003 and that Ernst & Young LLP be appointed independent auditors of the Corporation for 2004. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

John E. Caldwell (Chair) Douglas C. Cameron William Russell

ADDITIONAL INFORMATION

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Corporation. In addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have shares of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or fax following original solicitation. In addition, the Corporation has retained Innisfree M &A Incorporated to assist in the solicitation of proxies for a fee of approximately $12,000 plus reasonable out-of-pocket expenses.

SHAREHOLDER PROPOSALS FOR THE CORPORATION’S 2004 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at the Corporation’s principal executive offices no later than the close of business on April 8, 2004 under applicable United States securities laws, and on March 21, 2004 under applicable Canadian corporate law. The Corporation may omit from next year’s proxy statement any proposal not received by the stipulated date.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, United States Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Corporation receives notice of the proposal before the close of business on April 8, 2004 and advises stockholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on April 8, 2004.

Notices of intention to present proposals at the fiscal 2004 Annual Meeting should be addressed to The Secretary, Cognos Incorporated, 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada K1G 4K9. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Human Resources & Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Corporation.

DATED at Ottawa this 20th day of May, 2003.

/s/ James M. Tory James M. Tory Board Chair

RESOLUTION A

FOR APPROVAL OF THE 2003-2008 STOCK OPTION PLAN

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

The 2003–2008 Stock Option Plan of the Corporation approved by the Board of Directors of the Corporation on May 1, 2003, subject to regulatory approval, described in the Proxy Statement distributed by management of the Corporation, and made available to shareholders, is approved.

COGNOS INCORPORATED

2003-2008 STOCK OPTION PLAN

(Adopted by the Cognos Board of Directors May 1, 2003, subject to approval by its Shareholders and by the TSX)

1.      PURPOSE

        This 2003-2008 Stock Option Plan (the “Plan”) is intended to provide incentives to employees of Cognos Incorporated and any present or future subsidiary of the Corporation wherever located (the “Corporation”), by providing them with opportunities to purchase stock in the Corporation pursuant to stock options (“Options”). Options may qualify as “incentive stock options”, or ISOs, under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options that are not ISOs are “non-qualified stock options” or NQOs.

2.       ADMINISTRATION OF THE PLAN

A.     The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B.     Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the employees of the Corporation and any Subsidiary (from among the class of employees eligible under paragraph 3) to whom Options may be granted; (b) determine the time or times at which Options may be granted; (c) determine (subject to paragraph 6) the option price of shares subject to each Option; (d) determine the limitations, restrictions, and conditions of any grant of Options, including whether any Option granted is an ISO or a NQO; (e) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; and (f) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

C.     The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option.

D.     The Board in its discretion may take such action as may be necessary to ensure that Options granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Options may be subject to such other terms and conditions as are necessary to constitute compensation arising from their exercise or disposition (or the disposition of any shares acquired thereunder) as Performance-Based Compensation.

3.       PARTICIPATION

A.     Options may be granted to any employee of the Corporation or any Subsidiary (each recipient of an award a “Participant”). Non-employee directors of the Corporation shall not be eligible to receive Options pursuant to the Plan.

B.     Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Options pursuant to the Plan.

C.     Neither the Corporation nor any Subsidiary assumes any liability for the income or other tax consequences arising from participation in the Plan. Participants should consult their own tax advisors in that respect.

4.       STOCK

A.     All stock issued under the Plan shall be authorized but unissued common shares of capital stock of the Corporation without par value (the “Common Shares”).

B.     The aggregate number of Common Shares which may be issued under the Plan is 1,760,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for the Corporation’s requirements for the period ending July 1, 2004. It is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

C.     If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject to that Option shall again be available for grants of Options.

D.     The following restrictions will apply to all grants of Options under the Plan:

(a)     the number of Shares reserved for issuance under Options granted to Insiders (having the meaning given to the term “insiders” in the rules of the Toronto Stock Exchange Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”) or under any other option to purchase shares from treasury granted to Insiders under any other Share Compensation Arrangement (having the meaning given to the term “share compensation arrangement” in the TSX Rules), may not exceed 10% of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);
(b)    Insiders may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 10% of the outstanding issue;
(c)    any one Insider and that Insider’s Associates (as that term is defined in the Securities Act (Ontario)) may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 5% of the outstanding issue; and
(d)    the number of Common Shares reserved for issuance to any one Participant under Options granted under the Plan or under any other option to purchase shares from treasury granted under any Share Compensation Arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

E.     The foregoing limits under this paragraph 4 will be adjusted to reflect any adjustments in the capital of the Corporation as contemplated in paragraph 14.

5.       TERM & EFFECTIVE DATE

A.     This Plan was adopted by the Board on May 1, 2003. No Option may be awarded prior to shareholder approval of this Plan.

B.     If the approval of shareholders is not obtained prior to July 1, 2003, this Plan will expire on that date. Otherwise, this Plan shall expire on July 1, 2008 (except as to Options outstanding on that date).

6.       MINIMUM OPTION PRICE

A.     The price per Common Share specified in the agreement relating to each Option granted under the Plan shall not be lower than 100% of the fair market value of Common Shares on the date of grant, subject to adjustment in accordance with the provisions of paragraph 15 and paragraph 19.

B.     In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C.     Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of US$100,000. The Corporation intends to designate any Options granted in excess of such limitation as NQOs. (To make this calculation the conversion rate used shall be the noon purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada). The foregoing shall be applied by taking Options into account in the order in which they were granted. If the Committee determines to issue an NQO, it shall take whatever actions it deems necessary, under Section 422 of the Code, to ensure that such Option is not treated as an ISO.

D.     For the purposes of the Plan, “fair market value” on any particular day shall be determined at the close of business on the last trading day preceding the date an Option is granted and shall mean, (a) the closing price of the Common Shares on the Toronto Stock Exchange, or if none is available then (b) the average of the closing bid and asked prices on the NASDAQ Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

7.       OPTION DURATION

Each Option shall expire on the date specified by the Committee, but not more than five (5) years from the date of grant. The term of each Option shall be set out in the instrument granting the Option (“Option Agreement”).

8.       WHEN OPTION BECOMES EXERCISABLE

Each Option shall be exercisable as follows:

A.     The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Any reference to an Option in this Plan includes any installment of that Option.

B.     Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

C.     Subject to such trading restrictions as may be imposed by the Corporation from time to time, each Option may be exercised at any time or from time to time for up to the total number of Common Shares with respect to which it is then exercisable.

D.     In addition to specific instances provided in the Plan, the Committee shall have the right to accelerate the date of exercise of any Option or installment thereof. The date of exercise of any ISO (which has not previously been converted to an NQO pursuant to paragraph 19) may be accelerated only if that acceleration does not violate the annual vesting limitation set out in paragraph 6(C).

9.       TERMINATION OF EMPLOYMENT

A.     If a Participant ceases to be employed by the Corporation or any Subsidiary, other than by reason of “retirement” as defined in paragraph 10, death or for “cause” as defined in this paragraph 9, then, effective on the date that termination becomes effective (“Without Cause Termination Date”), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion) on the Without Cause Termination Date, at any time on or before the earlier of: thirty (30) days from the Without Cause Termination Date or on the specified expiration date of the Option.

B.     Employment shall be considered as continuing uninterrupted during (a) any bona fide leave of absence (such as governmental service) or period of long term disability, on the condition that the period of such leave of absence does not exceed ninety (90) days, or (b) any period of long-term disability or, (c) any period during which a Participant’s right to re-employment is guaranteed by statute or contract. A bona fide leave of absence in excess of ninety (90) days, taken with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Subsidiary to continue the employment of the Participant after the approved period of absence.

C.     Nothing in the Plan shall give any Participant the right to be retained in employment by the Corporation for any period of time, nor shall it interfere with the right of the Corporation to terminate the employment of any Participant, with or without cause. Options granted under the Plan shall not be affected by any change of employment within or among the Corporation, so long as the Participant continues to be an employee of the Corporation.

D.     If the employment of a Participant is terminated for “cause”, any Option or installment thereof shall terminate the last day of employment with the Corporation and shall thereafter not be exercisable, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion). “Cause” shall mean conduct recognized by the laws applicable to the Participant as constituting just or proper cause for dismissal without compensation. In granting any Option (including any NQO), the Committee may specify that the Option shall be subject to the restrictions set forth herein, or to such other termination or cancellation provisions as it may determine.

10.     RETIREMENT

If a Participant whose age and aggregate number of years of service with the Corporation totals 75 or greater, ceases to be employed by the Corporation without cause and with the intent of ceasing full-time employment with any party (the combination of the foregoing factors and such additional factors as the Committee in its sole discretion may from time to time determine constituting “Retirement” for purposes of this Plan), except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised it on the date employment ceases, at any time on or before the earlier of: (i) the second (2nd) anniversary of that date, and (ii) the date that the Option expires pursuant to Paragraph 7. If the Participant dies or is incapacitated during that period, then the personal representatives of the Participant may exercise the foregoing rights.

11.    DEATH

If a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, (i) all Options granted to the Participant shall become exercisable immediately prior to the death of the Participant, and (ii) the estate, personal representative or beneficiary of the Participant who has acquired the Options by will or by the laws of the descent and distribution, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: (a) the first (1st) anniversary of the date of the Participant’s death if the Participant is an executive officer, (b) the second (2nd) anniversary of the date of the Participant’s death for all other Participants or (c) the specified expiration date of the Option.

12.    ASSIGNABILITY

No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Participant only by the Participant.

13.     TERMS AND CONDITIONS OF OPTIONS

A.     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options.

B.     The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.     ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Options granted hereunder shall be adjusted as follows:

A.     If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

B.     If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

C.     If there is any reclassification of the Common Shares, at any time a Participant shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

D.     If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Options, either (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition; or (b) upon written notice to participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (c) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

E.     Despite the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISO’s shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a “modification” of those ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for their holders. If the Committee determines that those adjustments would constitute a “modification” of those ISOs, it may refrain from making such adjustments.

F.     If there is any proposed winding up, dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

G.     Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

H.     No fractional shares shall be issued under the Plan. A Participant will receive cash in lieu of fractional shares.

I.     Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

15.     EXERCISE OF OPTIONS

A.     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address, or to such transfer agent as the Corporation shall designate. The notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in Canadian dollars in cash or by certified cheque, (b) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Corporation, which sale shall be at the Participant’s direction at the time of exercise, or (c) at the discretion of the Committee, by such other method as it deems appropriate, subject to such regulatory approval as may be required. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b) or (c) above, that discretion shall be exercised in writing at the time of the grant of the Option in question.

B.     The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares subject to Option until the date of issuance of a stock certificate to the Participant for such Common Shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.     CONDITIONS OF EXERCISE

Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

17.     TERM & AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if any is required, except that the approval of shareholders is required: (a) to approve the amendment to any material term of an Option, including, without limit, any change to the price of an Option, or (b) to approve the adoption of any option exchange scheme involving Options, or (c) if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed, or (d) if such approval is required for Option awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions. No action of the Committee, Board or shareholders shall alter or impair the rights of a Participant, without the consent of that Participant, under any Option previously granted to him.

18.    CONVERSION OF ISOs INTO NQOs

The Committee, at the written request of any Participant, may, in its discretion and subject to such regulatory approval as may be required, take such actions as may be necessary to convert that Participant’s ISOs that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Corporation or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, on the condition that those conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have ISOs converted into NQOs, and no conversion shall occur until and unless the Committee takes appropriate action.

19.     APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

20.     GOVERNMENTAL REGULATION

A.     The Corporation’s obligations to sell and deliver Common Shares under this Plan are subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance or sale of such shares.

B.     Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exercise Options, and the Corporation may be required to file tax information returns reporting the income received by participants in connection with the Plan.

21.     WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the exercise of an Option, the making of a Disqualifying Disposition (as defined in paragraph 22) or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Corporation may withhold taxes in respect of amounts that constitute compensation included in gross income. The Committee in its discretion may condition (a) the exercise of an Option or (b) the vesting of restricted Common Shares acquired by exercising an Option, on the Participant’s making satisfactory arrangement for withholding. Such arrangement may include payment by the Participant in cash or by cheque (certified in its discretion) of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held Common Shares or the withholding of Common Shares otherwise deliverable upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

22.     DISQUALIFYING DISPOSITION BY PARTICIPANT

By accepting an ISO granted under the Plan, each Participant agrees to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of (a) two years from the date the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.     GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, Canada.

ANNEX 1

SHAREHOLDER PROPOSAL – EXPENSING OF OPTIONS

This shareholder proposal was submitted to the Corporation by the Carpenters’ Local 27 Benefit Trust Funds, 230 Norseman Street, Etobicoke, Ontario, M8Z 6A2, beneficial owner of 13,800 shares.

The following sets out the text provided by the shareholder listed above and is not a submission of the Corporation. References to “our” in the following text are not indications that this statement has been made by the Corporation’s management.

“OPTION EXPENSING PROPOSAL

Resolved, that the shareholders of Cognos Incorporated hereby request that the Corporation’s Board of Directors establish a policy of expensing in the Corporation’s annual income statement the costs of all future stock options issued to senior Corporation executives.

STATEMENT OF SUPPORT: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated U.S. Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth,” he concluded. (See: Globe And Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.)

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom – examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, over 100 U.S. and Canadian companies, including Bank of Montreal, Toronto Dominion Bank, Coca Cola Corporation, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements.

Our company has yet to act. We urge your support.”

ANNEX 2

MANDATES

COGNOS INCORPORATED
BOARD OF DIRECTORS

BOARD MANDATE & DIVISION OF RESPONSIBILITIES BETWEEN THE BOARD OF
DIRECTORS & MANAGEMENT

The purpose of this document is to clarify the respective governance and management roles and responsibilities of the Board of Directors of the Corporation (the “Board”) and management.

1.	THE BOARD OF DIRECTORS

a.	Accountability: The Board is accountable to the Corporation’s shareholders for the conduct of the business and affairs of the Corporation to establish policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management.

b.	Roles of Board & Management: The role of the Board is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The role of Management is to conduct the day-to-day operations of the Corporation.

c.	Election & Composition: Members of the Board will be elected annually by shareholders. The Board will subsequently elect a Chairperson of the Board (the “Chairperson”) from among its members who is not the Chief Executive Officer. At all times a majority of the Board and its committees shall be comprised of directors who are ‘independent’.

d.	Responsibilities: In order to ensure that the Board fulfills its role and is in a position to be held to account by its shareholders, the Board will:

(i)	Effective Communication with Shareholders:

•	Establish and monitor policies and procedures that promote effective, timely and accurate communication between the Corporation’s shareholders, the public, and other interested parties.

(ii)	Corporate Goals, Objectives & Management:

•	Establish and maintain a process determining corporate strategic goals and objectives and the appropriate criteria against which to evaluate corporate performance against those goals and objectives.

•	Review, approve and monitor Management’s operational plans to ensure they are consistent with strategic goals.

•	Establish and monitor appropriate strategic and operational policies and procedures within which Management will operate, including the development and monitoring of effective internal controls, financial reporting and management information systems.

•	Establish and monitor annual targets against which to measure corporate and executive performance.

•	Implement and evaluate executive compensation and related policies that are linked to corporate performance.

•	Establish and monitor policies and processes for the effective appointment, development, evaluation and succession of senior Management in particular and management in general.

(iii)	Relationship with the Chief Executive Officer:

•	Manage all essential aspects of the employment of the Chief Executive Officer, including, selection, appointment, evaluation, compensation and, if necessary, termination.

(iv)	Board Processes:

•	Establish, monitor and maintain effective corporate governance policies and procedures for both the Board and Management.

•	Establish schedules and agendas providing for regular meetings of the Board to consider quarterly and annual financial performance, as well as providing for the consideration of matters within the purview of the Board and its committees.

•	Appoint Committees of the Board, delegate powers to them, establish their mandates, appoint their members, receive their recommendations.

•	Appoint or engage experts as necessary and at the expense of the Corporation, with the approval of the Chairperson of the Board.

(v)	Corporate Risks:

•	Assess and monitor on a regular basis the principal risks of the business of the Corporation.

•	Establish policies and procedures that address those corporate risks in an effective manner — balancing the risks incurred and the return to shareholders.

2.	THE CHAIRPERSON OF THE BOARD

a.	Accountability: The Chairperson is accountable to the Board for the fulfillment of the responsibilities of the office of Chairperson as outlined in the Corporation’s by-laws and will lead the Board in establishing effective corporate governance processes and practices.

b.	Role & Responsibilities: The role and responsibilities of the Chairperson will include the following:

•	Assume principal responsibility for the operation and functioning of the Board.

•	Provide overall leadership to the Board without limiting the ability of the Board to function as a unit.

•	Fulfill his or her Board leadership responsibilities in such a manner that will ensure that the Board is able to function independently of Management.

•	Consult with the Board and the Corporate Secretary to set board agendas that are based on the responsibilities of the Board and reflect current priorities.

•	Chair Board meetings effectively, including ensuring that appropriate briefing materials are delivered in a timely fashion, encouraging full participation and discussion by individual Directors, stimulating debate, facilitating consensus, and ensuring that clarity regarding decisions is reached and duly recorded.

•	Oversee compliance with the governance policies of the Board regarding conduct of board meetings, managing and reporting information and other policies related to the conduct of the Board’s business.

•	Take a leadership role in maintaining effective communication and relationships between the Corporation, shareholders, stakeholders and the general public.

3.	THE CHIEF EXECUTIVE OFFICER

a.	Accountability & Role: The Chief Executive Officer is accountable to the Board for achieving corporate objectives established by the Board. The CEO will have the authority to manage and supervise the business of the Corporation, including making of all decisions regarding the Corporation’s operations that are not specifically reserved to the Board by law, this mandate or under the terms of any delegation of authority from the Board.

b.	Responsibilities: Responsibilities of the Chief Executive Officer will include the following:

•	Develop and recommend corporate strategies, and business and financial plans for the approval of the Board.

•	Manage the operations of the business in accordance with the strategic direction and operational policies as determined by the Board.

•	Report Management information back to the Board in a timely manner so that the Board may effectively monitor and evaluate corporate performance against stated objectives and within executive limitations.

•	Ensure that the Board is aware of relevant business trends, anticipated adverse media and analyst coverage, material external or internal changes, and any changes in the assumptions upon which any Board decision or approval has previously been made.

•	Advise the Board if, in the Chief Executive Officer’s opinion, the Board is not in compliance with its own policies, or legal or regulatory requirements.

•	Provide the Board with information, both internal and external, that the Board may require in order to make fully-informed decisions regarding the operation of the business.

•	Report in a timely manner an actual or anticipated non-compliance with any Board approved policy or decision.

4.	THE CHIEF FINANCIAL OFFICER

The Chief Financial Officer of the Corporation will be responsible for the timeliness and integrity of the financial reporting and information presented to the Board. The Chief Financial Officer will also be responsible for acting as the chief advisor to the Audit Committee of the Board. In addition to reporting relationships within the structure of the corporation, the Chief Financial Officer will report to the Board on a regular basis on matters within his or her purview.

5.	THE CHIEF LEGAL OFFICER

The Chief Legal Officer of the Corporation will be responsible for the conduct and integrity of the legal affairs of the Corporation. In addition to reporting relationships within the structure of the corporation, the Chief Legal Officer will report to the Board on a regular basis on matters within his or her purview.

6.	THE SECRETARY

The Secretary of the Corporation will be responsible for the timeliness of all notices to be delivered to shareholders, recording of minutes of meetings of shareholders, the Board and, if so requested, committees of the Board, and will be the custodian of all corporate records of the Corporation.

The Corporate Secretary will assist the Chairperson of the Board and the chairpersons of the Board’s committees in ensuring compliance with the Corporation’s corporate governance policies and ensuring the efficient administration and operation of the Board and its committees.

COGNOS INCORPORATED
BOARD OF DIRECTORS

AUDIT COMMITTEE MANDATE

1.	ESTABLISHMENT AND PURPOSE

The Board of Directors of Cognos Incorporated (the “Board”) has established an Audit Committee (the “Committee”) to supervise the audit of the Corporation’s financial records as well as to ensure the adequacy and effectiveness of its policies and procedures concerning the Corporation’s financial reporting, internal accounting, financial controls, management information and risk management.

2.	MEMBERS & QUALIFICATIONS

The Board annually will appoint not less than three (3) Directors as members of the Committee. No Director who is also an officer or employee of the Corporation (or any related entity) may be a member of the Committee. The Committee and each member of the Committee must meet the independence and audit committee composition requirements promulgated by any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Corporation, as in effect from time to time. In general, each member of the Committee shall be free of any relationship that could, or could reasonably be perceived to, in the opinion of the Board, interfere with the exercise of independent judgement as a member of the Committee.

All members of the Committee must be able to read and understand fundamental financial statements including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have a professional accounting certification (or equivalent) or comparable experience and background that results in the individual’s financial sophistication (“Accounting or Financial Expertise”). In addition to the foregoing, the composition of the Committee, and qualifications of its members, will comply with such additional requirements as may be imposed by those regulating bodies having jurisdiction over the Corporation.

3.	DUTIES

The Committee will review the relevance and adequacy of this Mandate on at least an annual basis and will provide any recommendations to the Board. The Committee will have the duties set out below, as well as such other duties that are not specified below but are, in the opinion of the Board, consistent with the general purposes of the Committee set out in paragraph 1 and specifically delegated to the Committee by the Board:

(a)	Relations with the Auditor: The Committee will be responsible for the Corporation’s relationship with the Corporation’s external Auditor (the “Auditor”), and in that context will:

•	Be directly responsible for recommending the selection, determining the compensation and carrying out the evaluation and oversight of the Auditor for the purpose of preparing or issuing an audit report or related work. The Auditor shall report directly to the Committee which shall have the ultimate responsibility and authority to recommend the removal or replacement of the Auditor to shareholders in any notice or proxy statement relating to such actions.

•	Establish procedures with Management and the Auditor to effectively manage the relationship between the Auditor and the Corporation and report to the Board on those activities on a regular basis.

•	Establish procedures to monitor the independence of the Auditor and take the necessary action to eliminate all factors that might impair, or be perceived to impair, the independence of the Auditor. On not less than an annual basis, require the Auditor to submit a formal written statement identifying all relationships between the Auditor and the Corporation consistent with applicable standards and discuss with the Auditor any disclosed relationships or services that may effect its independence.

•	Establish policies and procedures relating to the review, pre-approval, approval and provision of audit and permitted non-audit services by the Auditor and in general approve and monitor all expenditures or fees relating to the performance of any service by the Auditor or any other audit or non-audit serves services performed by any other entity. The Committee may delegate this responsibility to one or more members of the Committee as long as any decisions made by such delegates are presented to the next full Committee meeting.

•	Plan steps for an orderly transition to a new Auditor, if required.

•	Provide the Auditor with the opportunity to meet with the Committee or the Board without management present, at each quarterly meeting of the Committee, for the purpose of discussing any issues which have arisen during that fiscal quarter or any previous fiscal quarter.

(b)	Audit & Financial Reporting: The Committee will be primarily responsible for ensuring, on behalf of the Board, that the Corporation fulfills all of its audit and financial reporting obligations, and in that context will:

•	Review, establish and monitor each annual audit of the Auditor in accordance with a written audit plan. In that context the Committee will, amongst other matters: establish the scope of the audit, establish the Auditor’s fees for the audit and monitor the progress of the audit.

•	Review with Management and the Auditor the quality and acceptability of the Corporation’s critical accounting policies and any proposal for changes to them.

•	Review with Management and the Auditor the presentation and impact of significant risks and uncertainties associated with the business of the Corporation, all alternative treatments of financial information within GAAP that have been discussed with Management, the material assumptions made by management relating to them and their effect on the financial statements of the Corporation.

•	Question Management and the Auditor regarding financial reporting issues discussed during the fiscal period.

•	Review any problems experienced by Auditors in performing audits.

•	Review and discuss the audited annual financial statements in conjunction with the Auditor and review with Management all significant variances between comparative reporting periods.

•	Review all other material written communications between the Auditor and Management, including the post audit or management letter containing the recommendations of the Auditor, Management’s response and, subsequently, follow-up identified weaknesses.

•	Engage the Auditor to review, and review all interim financial statements before release to public and regulatory authorities.

•	Review and discuss the Auditor’s report and the related MD&A for the audited annual and interim financial statements with Management and the Auditor.

•	Review with representatives of management and representatives of the Auditor all public disclosure documents containing audited or unaudited financial information before release including (without limitation): any earnings press releases, Prospectus, Annual Report, Proxy Statement, Forms 10Q and 10K and or any other documents required to be filed with regulatory agencies and, where appropriate, make recommendations or reports thereon to the Board.

•	Review with Management the Corporation’s relationship with regulators and the timeliness and accuracy of corporate filings with regulatory authorities.

•	Discuss the effect of off-balance-sheet transactions, arrangements, obligations (including contingent liabilities) and other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Corporation’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses.

•	Review with Management all related party transactions and ensure the development of policies and procedures related to those transactions.

•	Review with the General Counsel of the Corporation any actual or anticipated litigation or other legal events that could have a material effect on the Corporation’s financial statements.

•	Review with Management and the Auditor any correspondence with regulators or governmental agencies, employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(c)	Internal Controls: The Committee will oversee the design and implementation of an effective system of internal controls, and will:

•	Establish, monitor and review policies and procedures for internal accounting, financial control and management information (“internal controls”).

•	Consult with the Auditor regarding the adequacy of the Corporation’s internal controls and review with the Auditor its report on internal controls.

•	Review with Management its philosophy with respect to internal controls and, on a regular basis, address any perceived shortcomings in those controls.

•	Obtain from Management adequate assurances that all statutory payments and withholdings have been made.

•	Review any proposal by management to establish an internal audit function and establish policies and procedures to enhance the effectiveness of that function.

•	Review the Auditor’s internal control report, (including the Auditor’s attestation of that report required to be filed with regulators) and review the issues raised in that report and any steps taken to deal with those raised.

(d)	Risk Management: The Committee will review and consider the guidelines and policies to govern the process by which the Corporation undertakes risk assessment and management, and will:

•	Identify the risks inherent in the business of the Corporation.

•	Establish and monitor policies and procedures necessary to address, as much as is reasonably possible, those identified risks.

•	In conjunction with Management, review on an annual basis all aspects of the Corporation’s risk management program, including all significant policies and procedures relating to insurance coverage, foreign exchange exposures, and investments (including its use of financial risk management instruments).

(e)	Relations with Management: The Committee will ensure that it coordinates its activities with Management on audit and financial matters, and will:

•	Meet regularly with Management at least quarterly to discuss any areas of concern to the Committee or Management.

•	Review and assess the quality of the executives involved in the financial reporting process.

•	Ensure that Management provides the necessary funding to the Committee so that it may independently engage and remunerate the Auditor and any advisors.

•	Review and report to the Board, on a quarterly basis, the expenses incurred by the Chief Executive Officer of the Corporation, and ensure that procedures are in place so that the Chief Executive Officer of the Corporation reviews all expenses incurred by the senior officers of the Corporation.

(f)	Complaints Procedure: The Committee will ensure that the Corporation has and maintains a satisfactory procedure for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and will ensure that the Corporation has a satisfactory procedure for the confidential, anonymous submission of concerns by employees of the Corporation regarding accounting, internal accounting controls, or auditing matters.

4.	CHAIRPERSON

The Board will appoint a member as Chairperson of the Committee on an annual basis. In the Chairperson’s absence, or if the position is vacant, the Committee may select another member as Chairperson. The Chairperson must have Accounting or Financial Expertise. The Chairperson will have the right to exercise all powers of the Committee between meetings but will attempt to involve all other members as appropriate prior to the exercise of any powers and will, in any event, advise all other members of any decisions made or powers exercised.

5.	MEETINGS

The Committee will determine the date, time and place of its meetings, but will meet at least four times during the Corporation’s fiscal year for the purpose of reviewing both interim and final financial statements for that year, prior to their filing with regulatory agencies and disclosure to the public. The Committee may meet on not less than 48 hours written or verbal notice from the Chairperson to all members and any invitees or, in accordance with the provisions of the Canada Business Corporations Act, upon not less than 7 days written notice from the Auditor (or without notice if all persons entitled to notice have waived or are deemed to have waived such notice). If the Chairperson is absent, or if the position is vacant, any member may call a meeting. The Committee may establish those procedures for the conduct of its business as it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the second, or casting vote in addition to his or her original vote. The Auditor of the Corporation will have the right to be given notice of, and attend, every meeting of the Committee. The Committee will have the right to compel the attendance of any member of Management to attend any meeting and may invite any person to attend any meeting of the Committee.

7.	QUORUM

A majority of members of the Committee, including at least one member with Accounting or Financial Expertise, constitute a quorum for the transaction of business.

8.	EXPERTS & ADVISORS

The Committee may retain or appoint, at the Corporation’s expense, such experts and advisors as it deems necessary to carry out its duties and shall determine the compensation to be paid to any experts or advisors employed by the Committee.

9.	REMOVAL & VACANCY

Any member may be removed and replaced at any time by the Board, and will automatically cease to be a member as soon as the member ceases to be a Director. The Board will fill vacancies in the Committee by appointment from among qualifying members of the Board. Subject to quorum requirements, if a vacancy exists on the Committee, the remaining members will exercise all its powers.

10.	SECRETARY & MINUTES

The Secretary of the Corporation, or such other person as may be appointed by the Chairperson of the Committee, will act as Secretary of the Committee. The minutes of the Committee will be in writing and duly entered in the books of the Corporation following review by the General Counsel of the Corporation. The minutes of the Committee will be circulated to all other members of the Board, redacted as may be determined necessary by the Chairperson to excise any sensitive personnel information not otherwise material to the Board.

COGNOS INCORPORATED
BOARD OF DIRECTORS

HUMAN RESOURCES & COMPENSATION COMMITTEE MANDATE

1.	ESTABLISHMENT

The Board of Directors of Cognos Incorporated (the “Board”) has established a Human Resources & Compensation Committee to take such actions on its behalf as are necessary, regarding: (a) appointing and compensating senior Management as well as succession planning for senior Management including the Chief Executive Officer of the Corporation (“CEO”), (b) assisting the Board in setting objectives for the CEO, (c) the Corporation’s Human Resources Policies in general, (d) reviewing and approving awards under the Corporation’s long-term incentive plan(s) and, (e) reviewing and recommending to the Board the Annual Compensation Budget of the Corporation.

2.	MEMBERS

The Board annually will appoint not less than two (2) Directors as members of the Committee. No Director who is also an officer or employee of the Corporation (or any related entity), may be a member of the Committee. Each member of the Committee must be “Unrelated” according to applicable laws, listing rules or regulations and, in general, members shall be free of any relationship that could, or could reasonably be perceived to, in the opinion of the Board, interfere with the exercise of independent judgement as a member of the Committee.

3.	DUTIES

The Committee will review the adequacy of this Mandate on at least an annual basis and will provide any recommendations to the Board. The Committee will have the duties set out below, as well as such other duties that are not specified below but are, in the opinion of the Board, consistent with the general purposes of the Committee set out in paragraph 1 and delegated to the Committee by the Board:

(a)	CEO & Senior Management

•	Establish, monitor, review and revise, at least annually, performance guidelines for the CEO.

•	Assist the Board in assessing and evaluating the CEO’s performance.

•	Review and recommend the CEO’s compensation, including salary, incentives, benefits and other perquisites.

•	Based on the recommendation of the CEO, approve the appointment of, and annual compensation plans for, each member of senior Management, including salary, incentives, benefits and other perquisites.

•	Establish, review and monitor, on a regular basis, the succession plans (including emergency succession plans) for all key Management personnel (including the Chair of the Board and the CEO).

•	Report on executive compensation as required in public disclosure documents.

(b)	Board Compensation

•	Recommend to the Board from time to time the amount, determination and payment of remuneration to be paid by the Corporation to Directors in light of time commitment, fees paid by comparable companies and responsibilities.

(c)	Corporate Human Resources

•	Review, approve and monitor, on at least an annual basis, the Corporation’s compensation and benefits programs.

•	Review and approve the Corporation’s annual compensation guidelines.

•	Ensure that the Corporation’s Human Resources policies are in compliance with applicable laws and regulations.

•	Review Management’s recommendations respecting hirings, firings, transfers and promotions of senior officers and related severance packages.

•	Review and monitor the overall employment environment of the Corporation.

•	Consider any other human resources issues as it considers appropriate or as may be referred to it by the Board.

(d)	Long-Term Incentive Plans

•	Establish, review and monitor the terms and conditions of the Corporation’s Stock Option & Stock Purchase Plans (“Plans”) and any related agreements and any amendments to the Plans.

•	Act as the Board committee responsible for administering the Plans

•	Review and approve awards under the Plans.

•	Consult with Management on a regular basis to ensure that the Plans are meeting their intended objectives and are in compliance with applicable laws and regulations.

4.	CHAIRPERSON

The Board will appoint a member as Chairperson of the Committee. In the Chairperson’s absence, or if the position is vacant, the Committee may select another member as Chairperson. The Chairperson will have the right to exercise all powers of the Committee between meetings but will attempt to involve all other members as appropriate prior to the exercise of any powers and will, in any event, advise all other members of any decisions made or powers exercised.

5.	MEETING

The Committee will determine the date, time and place of its meetings. The Committee may meet on not less than 48 hours written or verbal notice from the Chairperson to all members (or without notice if all persons entitled to notice have waived or are deemed to have waived such notice). If the Chairperson is absent or if the position is vacant, any Director may call a meeting. The Committee may establish those procedures it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie the Chairperson will have the second, or casting vote in addition to his or her original vote.

6.	QUORUM

A majority of members of the Committee will constitute a quorum for the transaction of business decisions.

7.	REMOVAL & VACANCY

Any member may be removed and replaced at any time by the Board, and will automatically cease to be a member as soon as the member ceases to be a Director. The Board will fill vacancies in the Committee by appointment from among qualifying members of the Board. Subject to quorum requirements, if a vacancy exists on the Committee, the remaining members will exercise all its powers.

8.	EXPERTS & ADVISORS

The Committee may retain or appoint, at the Corporation’s expense, and with the approval of the Corporate Governance Committee, such experts and advisors as it deems necessary to carry out its duties.

9.	SECRETARY & MINUTES

The Secretary of the Corporation, or such other person as maybe appointed by the Chairperson of the Committee, will act as Secretary of the Committee. The minutes of the Committee will be in writing and duly entered in the books of the Corporation following review by the General Counsel of the Corporation. The minutes of the Committee will be circulated to all other members of the Board, redacted as may be determined necessary by the Chairperson to excise any sensitive personnel information not otherwise material to the Board.

COGNOS INCORPORATED
BOARD OF DIRECTORS

CORPORATE GOVERNANCE & NOMINATING COMMITTEE MANDATE

1.	ESTABLISHMENT

The Board of Directors of Cognos Incorporated (the “Board”) has established a Corporate Governance Committee for the purpose of providing the Board with advice and recommendations relating to Corporate Governance in general, including without limitation: (a) all matters relating to the stewardship role of the Board in respect of the management of the Corporation and (b) such procedures as may be necessary to allow the Board to function independently of Management.

2.	MEMBERS

The Board will annually appoint not less than three (3) Directors as members of the Committee. No Director who is also an officer or employee of the Corporation (or any related entity), may be a member of the Committee. Each member of the Committee must be “Unrelated” according to applicable laws, listing rules or regulations and, in general, members shall be free of any relationship that could, or could reasonably be perceived to, in the opinion of the Board, interfere with the exercise of independent judgement as a member of the Committee.

3.	DUTIES

The Committee will review the adequacy of this Mandate on at least an annual basis and will provide any recommendations to the Corporate Governance Committee. The Committee will have the duties set out below, as well as such other duties that are not specified below but are, in the opinion of the Board, consistent with the general purposes of the Committee set out in paragraph 1 and delegated to the Committee by the Board:

(a) Board Stewardship Role: Make recommendations to the Board, on an ongoing basis, concerning Corporate governance in general and regarding the Board’s stewardship role in the management of the Corporation; including the roles and responsibilities of Directors and the recommendation of appropriate policies and procedures to ensure Directors carry out their duties with due diligence and in compliance with all legal requirements. In particular, the Committee will monitor and ensure compliance with any rules, regulations or guidelines promulgated by regulatory authorities relating to corporate governance.

(b) Committee Structure and Membership: Review the mandates of the Board’s committees and any recommendations received from the committees, and recommend appropriate changes. Recommend the appointment of Directors of the Corporation to those committees. Assess and provide recommendations on an annual basis to the Board on the effectiveness of the committees of the Board. Consider on a regular basis whether and to what extent the contribution of each of the Corporation’s Directors on the Board’s committees should be assessed.

(c) Board Composition: Consider and recommend nominees for election to the Board and ensure that an effective Board succession plan is in place. In that regard, (i) consider the appropriate size and composition of the Board, selection criteria for proposed new Directors, Board requirements and the performance and contributions of Board members; (ii) ensure that a majority of the Directors is independent according to applicable rules and regulations; (iii) identify, interview and recommend candidates to the Board for approval; (iv) retain and direct any search firm to be used to identify Director candidates (including approval of associated fees and other terms); and (v) ensure that adequate orientation regarding the operation of the Corporation and its Board is provided to new and current members.

(d) Board Meetings: Establish procedures for effective Board meetings and otherwise ensure that processes, procedures and structures are in place to ensure that the Board functions independently of Management and without conflicts of interest.

(e) Board Independence: Formulate and administer all procedures required to ensure that the Board functions independently of Management.

(f) Oversight: Ensure that appropriate processes are established by the Board to fulfill its responsibility for: (i) oversight of strategic direction and development and review of ongoing results of operations; (ii) oversight of the Corporation’s investor relations and public relations activities and procedures for the effective monitoring of the shareholder base, receipt of shareholder feedback and response to shareholder concerns.

(g) Establish Policies: Review and recommend the adoption of strategic corporate policies such as Disclosure Policies, Insider Trading Policies, and the Corporation’s Code of Business Conduct, and other relevant policies associated with ensuring an effective system of corporate governance. Review with counsel the Corporation’s compliance with applicable laws and regulations and inquiries received from regulators and governmental agencies. Authorize any waiver of compliance with the Corporation’s Code of Business Conduct and oversee the investigation of any alleged breach of that Code by senior officers of the Corporation.

(h) Reporting: Report on corporate governance as required by public disclosure requirements.

4.	CHAIRPERSON

The Chairperson of the Board will be the Chairperson of the Committee, otherwise the Board will appoint the Chairperson of the Committee. If the Chairperson is absent, or the position is vacant, then the Board will select another member of the Committee to assume that role. The Chairperson will have the right to exercise all powers of the Committee between meetings but will attempt to involve all other members as appropriate prior to the exercise of any powers and will, in any event, advise all other members of any decisions made or powers exercised.

5.	MEETINGS

The Committee will meet not less than twice in any fiscal year and otherwise will determine the date, time and place of its meetings. The Committee may meet on not less than 48 hours written or verbal notice from the Chairperson to all members (or without notice if all persons entitled to notice have waived or are deemed to have waived such notice). If the Chairperson is absent or if the position is vacant any Director may call a meeting. The Committee may establish those procedures for the conduct of its business as it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the casting vote in addition to his or her original vote.

6.	QUORUM

A majority of members of the Committee will constitute a quorum for the transaction of business.

7.	REMOVAL & VACANCY

Any member may be removed and replaced at any time by the Board, and will automatically cease to be a member as soon as the member ceases to be a Director. The Board will fill vacancies in the Committee by appointment from among qualifying members of the Board. Subject to quorum requirements, if a vacancy exists on the Committee, the remaining members will exercise all its powers.

8.	EXPERTS & ADVISORS

The Committee may retain or appoint, at the Corporation’s expense, and with the approval of the Chair of the Board, such experts and advisors as it deems necessary to carry out its duties. The Committee will oversee the retention or appointment of experts and advisors for the Board and all of its Committees.

9.	SECRETARY & MINUTES

The Secretary of the Corporation, or such other person as may be appointed by the Chairperson of the Committee, will act as Secretary of the Committee. The minutes of the Committee will be in writing and duly entered in the books of the Corporation following review by the General Counsel of the Corporation. The minutes of the Committee will be circulated to all other members of the Board, redacted as may be determined necessary by the Chairperson to excise any sensitive personnel information not otherwise material to the Board.

ANNEX 3

ALIGNMENT WITH TSX EXISTING AND PROPOSED CORPORATE GOVERNANCE GUIDELINES

The table below sets out the TSX proposed guidelines (which are substantially similar in nature to the reforms in the United States) with a brief description of the alignment of the Corporation’s practices with those guidelines.

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

1.	Board should explicitly assume	Yes	The Board has assumed these stewardship
	responsibility for stewardship of the		responsibilities as evidenced in its written
	corporation, and adopt a formal mandate		mandate set out in Annex 2.
setting out the Board’s stewardship
responsibilities and assume responsibility
for:

	(a) adoption of a strategic planning process	Yes	The Board meets independently and with
	and the approval and review, on at least an		management annually to specifically discuss
	annual basis of a strategic plan that takes into		strategic planning, product and business plans, and
	account, among other things, opportunities		risks and opportunities. Updates are presented at
	and risks of the business;		Board meetings.

	(b) identification of principal risks and	Yes	Principal business risks are assessed by the Board at
	overseeing the implementation of appropriate		the annual strategic planning session and updated
	risk management systems to manage these		regularly by senior management as part of the
	risks;		Board’s Standing Agenda in compliance with
various legal and financial requirements and
management’s assessment of those risks. In
addition, the Corporation has specifically addressed
key financial risks by adopting and implementing
written policies. The Audit Committee assists the
Board with the review of the risk management
program.

	(c) succession planning, including	Yes	This responsibility is assigned to the Human
	appointing, training, and monitoring of		Resources & Compensation Committee. This
	senior management, and the CEO in		Committee reviews with members of senior
	particular;		management the composition of their organization
and the individuals identified as potential successors
for their respective roles and positions.
Management has in place a process to identify and
review the progress of potential successors at the
upper management levels. The CEO reports on
these matters to the Committee and the Board. In
particular a succession plan for the CEO is in place
and is reviewed at least annually by the Committee
and the Board as a whole.

	(d) communications policies for the	Yes	The Board’s mandate includes responsibility for
	corporation, which policies should (i)		effective communication with shareholders, and the
	address how the corporation interacts with		Corporation has adopted a Disclosure Policy to
	analysts, investors, other key stakeholders		ensure that continuous and timely disclosure
	and the public; (ii) contain measures for the		obligations are met and to prevent the occurrence of
	corporation to comply with its continuous		selective disclosure. Communications with the
	and timely disclosure obligations and to		Corporation’s stakeholders is done by various
	avoid selective disclosure; and (iii) be		means, including news releases, the general media,
	reviewed at least annually; and		participation in analyst-hosted conferences, the
corporate internet site (www.cognos.com),
mailings, and regular staff meetings. Quarterly and
annual earnings releases are approved by the Audit

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

Committee and Board and are followed by a
webcast analyst conference call which is archived
on the Corporation’s investor relations web site and
accessible by all shareholders. Other media releases
and communications are coordinated by the Public
Relations and Corporate Relations departments and
the Corporate Human Resources department.

	(e) integrity of internal control and	Yes	The Audit Committee has the responsibility to
	management information systems.		oversee the design and to review the adequacy of
the internal controls and management information
systems. These matters are reviewed and discussed
with the Chief Financial Officer on a regular basis
and with the external auditors, with whom the
Committee has established a direct relationship. As
well, during fiscal year 2003 the Audit Committee
authorized a comprehensive review of the
Corporation's internal control systems that was
carried out by an accounting firm that is not the
Corporation’s auditor. The Committee reports to the
Board with respect to such controls and systems.

2.	Majority of directors should be	Yes	The slate of nominees proposed for election to the
	“unrelated”.(1)		Board is comprised of eight directors, seven of
whom are unrelated and independent. The slate of
directors has been approved and recommended to
the Board by the Corporate Governance &
Nominating Committee. See also “Certain
Relationships and Other Transactions”.

3.	Disclose for each director whether he or she	Yes	The table at “Election of Directors” sets out the
	is related and how that conclusion was		principal occupation or employment of each
	reached.		proposed director. In making the determination as to
whether a proposed director is related, the factual
circumstances of each proposed director are
considered in the context of many factors, including
the nature and extent of any interest, business or
other relationship which that proposed directors has,
which could, or could be reasonably perceived to
materially interfere with the ability to act with a
view to the best interests of the Corporation.(2)

4.	Board to appoint a committee composed	Yes	This responsibility is assigned to the Corporate
	exclusively of non-management directors, a		Governance & Nominating Committee. No director
	majority of whom are unrelated, responsible		who is also an officer or employee of the
	for nominations to the Board and assessment		Corporation may be a member of this Committee.
	of directors on an ongoing basis.		Each member must be unrelated. This Committee is
currently composed of all unrelated directors.

5.	Implement a process to assess effectiveness	Yes	It is the responsibility of the Corporate Governance
	of board, committees, and directors.		& Nominating Committee to establish procedures
for effective Board meetings and to assess and
provide recommendations on an annual basis to the
Board on the effectiveness of the Committees and
consider the contributions of the directors. A
Standing Agenda for the Board has been established
which enables the Board to annually address and
discuss all matters within its purview. Although the
board has previously engaged in self-assessment
regarding its effectiveness, it has begun a process to

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

consider what, if any further assessment tools are
required, including using a third party as a
facilitator for assessment.

6.	Provide orientation and education programs	Yes	The Corporate Governance & Nominating
	for new directors. In addition, every		Committee is responsible for identifying and
	corporation should provide continuing		recommending new candidates to the Board
	education for all directors.		ensuring that adequate orientation regarding the
operation of the Corporation and the Board is
provided to new and current members.
All new directors receive a complete orientation
program, consisting of presentations and briefings
by the Board Chair and senior management on the
business and operations of the Corporation.
In addition to being offered the opportunity to
attend relevant courses sponsored by recognized
institutions, Board members also receive
presentations and are invited to attend corporate
events to educate and keep the Board informed of
changes in the Corporation and the legal, regulatory
and business framework within which it operates.
The foregoing are provided at the Corporation’s
expense.

7.	Consider board size and composition, with	Yes	The Board is currently comprised of eight directors
	view to improving effective decision-		and will remain at the current size after the Meeting.
	making.		The Corporate Governance & Nominating
Committee makes recommendations with respect to
board size and composition. The Board believes that
the current size of the Board is large enough to
promote a diversity of views and to staff the various
Committees, without being so large as to detract
from the Board’s efficiency and effectiveness. The
Board also believes that its composition reflects
diverse backgrounds and skills appropriate to the
nature of the Corporations’ business.

8.	A committee of the Board comprised solely	Yes	The Human Resources and Compensation
	of unrelated directors should review the		Committee is currently comprised of three non-
	adequacy and form of senior management		management, and unrelated/independent, directors.
	and director compensation, with such		The Board has appointed this committee to review
	compensation realistically reflecting the		and make recommendations with respect to the
	responsibilities and risks of such positions.		remuneration of directors in light of time
commitment, fees paid by comparable companies,
and responsibilities involved. See “Compensation
of Directors”.
Senior management compensation and succession
planning also fall within the responsibilities of this
committee. See “Human Resources &
Compensation Committee Report on Executive
Compensation”.

9.	Board committees should generally be	Yes	The mandates for the Board committees require that
	composed of outside (non-management)		the committees be composed entirely of unrelated,
	directors, a majority of whom should be		outside directors. Each of the Board’s committees
	unrelated.		are currently so composed.

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

10.	Appoint committee responsible for corporate	Yes	This responsibility is assigned to the Corporate
	governance issues.		Governance & Nominating Committee. This
Committee was established in 1998 with a written
mandate. The responsibilities of this Committee
were assumed by the Board as a whole, however
during the past fiscal year the Committee was
reconstituted and a revised mandate adopted in May
2003. This committee reviews and recommends
changes to the mandates and composition of the
Board’s committees. In doing so, this committee
monitors and ensures compliance with any rules,
regulations or guidelines promulgated by regulatory
authorities relating to corporate governance.

11.	The Board, together with the CEO, should:

	(a) develop position descriptions for board	Yes	The role and responsibilities of the Board and Chief
	and Chief Executive Officer, including the		Executive Officer are contained in the Board
	definition of the limits to management’s		Mandate. The Board retains all powers not
	responsibilities; and		specifically delegated by the Board to management
or to Board Committees. The CEO has been
delegated the authority to manage and supervise the
day-to-day operations of the Corporation’s
business.

	(b) approve corporate objectives for Chief	Yes	The Chief Executive Officer’s current year
	Executive Officer and assess the CEO		objectives and performance against prior years’
	against those objectives.		objectives are determined annually. See “Human
Resources & Compensation Committee Report
on Executive Compensation - Chief Executive
Officer Compensation”. The Human Resources &
Compensation Committee is responsible for
establishing, monitoring and reviewing, at least
annually, performance guidelines for the CEO and
to assist the Board in assessing and evaluating the
CEO’s performance.

12.	Establish procedures to enable board to	Yes	The Board mandate requires that there be a
	function independently of management.		separation in the positions of Chairperson of the
Board and Chief Executive Officer, and these
positions are currently held by different persons.
The Board meets without the presence of
management at each Board meeting. The Board, and
its committees, may retain and meet with external
advisors and consultants, as required, subject to the
approval of the Chairperson of the Board.

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

13.	The audit committee charter should set out	Yes	The Audit Committee mandate (attached at
	explicitly the role and oversight		Annex 2) sets out its responsibilities with respect to
	responsibility of the audit committee with		each of these areas. See “Statement of Corporate
	respect to:		Governance – Audit Committee” and also “AUDIT
	• its relationship with and		COMMITTEE REPORT”. The adequacy of this
	expectations of the external auditors		mandate is reviewed and reassessed annually.
including the establishment of the
independence of the external
auditor;
• the determination of which non-
audit services the external auditor is
prohibited from providing;
• the engagement, evaluation,
remuneration and termination of the
external auditor;
• appropriate funding for payment of
the auditor’s compensation and for
any advisors retained by the audit
committee;
• its oversight of internal control;
• disclosure of financial and related
information; and
• any other matters that the audit
committee feels are important to its
mandate or that the board chooses
to delegate to it.

	(b) All audit committee members should be	Yes	The Audit Committee Mandate requires that all
	outside (non-management)/unrelated		members of the Audit Committee be outside
	directors.		directors. The Audit Committee is currently
comprised of three directors, all of whom are
independent and unrelated. One director is retiring
and will not be reappointed to this committee. The
vacancy will be filled following the Meeting with
another suitable candidate meeting the qualification
requirements for membership to this committee.

	All members of the audit committee should		The Audit Committee Mandate requires that all
	be financially literate and at least one		members of the Committee be financially literate
	member should have accounting or related		and that at least one member have a professional
	financial experience.		accounting certification (or equivalent). The Board
has determined that the financial literacy and
accounting or related financial experience of all the
members of this committee are best measured
against the definition of “financial expert”
contained in the final rules issued by the United
States Securities and Exchange Commission
pursuant to the Sarbanes-Oxley Act of 2002. In
addition, the Board has determined that all members
of the Audit Committee must have, (and all current
members do have), relevant accounting or financial
management experience so as to read and
understand fundamental financial statements. One
of its current members has been determined to be a
financial expert.

	TSX Proposed Corporate Governance	Alignment	Comment
	Guideline	Status

	(c) Have direct communication with auditors.	Yes	In prior years the Audit Committee has met with the
Corporation’s auditors without members of
management present as required, but not less than
annually. In fiscal 2003, the Audit Committee
assumed direct responsibility for the Corporation’s
relationship with the external auditor, and provided
the opportunity to meet with the Committee without
management present.

14.	Implement systems to enable individual	Yes	The Board and its Committees may engage such
	directors to engage outside advisors at		outside advisors at the expense of the Corporation
	corporation’s expense.		as necessary to carry out its duties.

(1)	Under the TSX guidelines, the term “unrelated director” means a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests arising from shareholding. An “outside director” is a director who is not an officer (other than Board Chair) or employee of the Corporation or any of its affiliates. To be considered “independent” the Board must determine that a director does not have any direct or indirect material relationship with the Corporation. This determination has been made by reference to the proposed Nasdaq rules.

(2)	See “Certain Relationships and Other Transactions” for a discussion of the factual circumstances relating to certain proposed directors.

B. FINANCIAL INFORMATION
IN ACCORDANCE WITH CANADIAN GAAP
FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2003

The consolidated financial information as set out in the Corporation’s 2003 Annual Report is in United States (U.S.) dollars and in accordance with U.S. generally accepted accounting principles (GAAP). In keeping with the requirements of Canadian legislation, the Corporation is also providing its shareholders with consolidated financial information in accordance with Canadian GAAP (in United States dollars).

The generally accepted accounting principles in Canada differ in some respects from those applicable in the U.S. The most significant differences in fiscal 2003 are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations – Canadian Supplement.

COGNOS INCORPORATED

CANADIAN GAAP FINANCIAL INFORMATION

Table of Contents

The information appearing in this document consists of the following information for the fiscal year ended February 28, 2003:

COGNOS INCORPORATED

Management’s Discussion and Analysis of
Financial Condition and Results of Operations – Canadian Supplement
(in United States dollars, unless otherwise indicated, and in accordance with Canadian GAAP)

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations-Canadian Supplement (“Canadian Supplement”) should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in our annual report on form 10-K as filed with the United States Securities and Exchange Commission (10-K). The Canadian Supplement should also be read in conjunction with the audited Consolidated Financial Statements and Notes prepared in accordance with U.S. GAAP (included in our 10-K), and the audited Consolidated Financial Statements and Notes prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) included in the Corporation’s Annual Information Form for the fiscal year ended February 28, 2003.

The following contains forward-looking statements and should be read in conjunction with the factors set forth in the “Certain Factors That May Affect Future Results” section of the MD&A in our 10-K. All dollar amounts in this Canadian Supplement are in thousands of United States dollars unless otherwise stated. The Canadian Supplement has been prepared by management to provide an analysis of the material differences between Canadian GAAP and U.S. GAAP on Cognos Incorporated financial condition and results of operations.

RESULTS OF OPERATIONS

	Year ended

	2003	2002	2001

Income before taxes - U.S. GAAP	$104,298	$28,169	$91,318
Income before taxes - Canadian GAAP	$108,275	$25,337	$93,911
Income tax provision - U.S. GAAP	$ 31,154	$ 8,761	$27,058
Income tax provision - Canadian GAAP	$ 38,326	$10,738	$31,175
Net income per share diluted - U.S. GAAP	$0.81	$0.21	$0.70
Net income per share diluted - Canadian GAAP	$0.77	$0.16	$0.68

Acquired in-process technology

Canadian GAAP requires capitalization of the value assigned to acquired in-process technology and amortization of this value over its estimated useful life. Under U.S. GAAP, this value is written off immediately. The impact of this difference was to decrease net income before taxes by $5.1 million, $7.6 million, and $4.1 million in fiscal 2003, 2002, and 2001 respectively, compared to U.S. GAAP.

Investment tax credits

Canadian GAAP requires that investment tax credits be deducted from operating expense. Under U.S. GAAP, these amounts are to be deducted from the income tax provision. The impact of this difference was to increase net income before taxes and the income tax provision by $9.1 million, $4.8 million, and $6.7 million in fiscal 2003, 2002, and 2001, respectively, compared to U.S. GAAP.

Deferred income taxes related to acquired in-process technology

The above noted difference related to the capitalization of in-process technology created an additional deferred income tax liability on the Canadian GAAP balance sheet as the capitalization of the in-process technology created a temporary difference. The amortization of this balance decreased the income tax provision by $1.9 million, $2.9 million, and $2.6 million in fiscal 2003, 2002, and 2001 respectively, compared to U.S. GAAP.

COGNOS INCORPORATED

REPORT OF MANAGEMENT

The Corporation’s management is responsible for preparing the accompanying consolidated financial statements in conformity with Canadian generally accepted accounting principles. In preparing these consolidated financial statements, management selects appropriate accounting policies and uses its judgment and best estimates to report events and transactions as they occur. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects. Financial data included throughout this Annual Report is prepared on a basis consistent with that of the financial statements.

The Corporation maintains a system of internal accounting controls designed to provide reasonable assurance, at a reasonable cost, that assets are safeguarded and that transactions are executed and recorded in accordance with the Corporation’s policies for doing business. This system is supported by written policies and procedures for key business activities; the hiring of qualified, competent staff; and by a continuous planning and monitoring program.

Ernst & Young LLP, the independent auditors appointed by the stockholders, have been engaged to conduct an examination of the consolidated financial statements in accordance with generally accepted auditing standards, and have expressed their opinion on these statements. During the course of their audit, Ernst & Young LLP reviewed the Corporation’s system of internal controls to the extent necessary to render their opinion on the consolidated financial statements.

The Board of Directors is responsible for ensuring that management fulfills its responsibility for financial reporting and internal control, and is ultimately responsible for reviewing and approving the consolidated financial statements. The Board carries out this responsibility principally through its Audit Committee; all members are outside Directors. The Committee meets four times annually to review audited and unaudited financial information prior to its public release. The Committee also considers, for review by the Board of Directors and approval by the stockholders, the engagement or reappointment of the external auditors. Ernst & Young LLP has full and free access to the Audit Committee.

Management acknowledges its responsibility to provide financial information that is representative of the Corporation’s operations, is consistent and reliable, and is relevant for the informed evaluation of the Corporation’s activities.

/s/ James M. Tory	/s/ Ron Zambonini	/s/ Tom Manley

James M. Tory	Ron Zambonini	Tom Manley
Chairman	Chief Executive Officer	Senior Vice President,
Finance & Administration, and
Chief Financial Officer

March 28, 2003

COGNOS INCORPORATED

AUDITORS’ REPORT

To the Board of Directors and Stockholders of Cognos Incorporated:

We have audited the consolidated balance sheets of Cognos Incorporated as at February 28, 2003 and February 28, 2002 and the consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended February 28, 2003. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at February 28, 2003 and February 28, 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended February 28, 2003, in accordance with Canadian generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, effective March 1, 2002, the Corporation changed its method of accounting for goodwill and other intangible assets.

On March 28, 2003, we reported separately to the Board of Directors and Stockholders of Cognos Incorporated on financial statements for the same periods, prepared in accordance with United States generally accepted accounting principles.

/s/ Ernst & Young LLP

Ottawa, Canada	Ernst & Young LLP
March 28, 2003	Chartered Accountants

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

(US$000s except share amounts, CDN GAAP)

		Years Ended the Last Day of February
	Note	2003	2002	2001

Revenue
Product license		$246,697	$228,255	$262,766
Product support		211,633	175,636	147,589
Services		92,706	87,411	85,297

Total revenue		551,036	491,302	495,652

Operating expenses
Cost of product license		2,927	3,609	7,315
Cost of product support		20,467	16,576	17,820
Selling, general, and administrative		355,856	350,892	327,632
Research and development		78,103	74,614	67,264
Investment tax credits		(9,067)	(4,784)	(6,690)
Special charges	8	--	33,440	--

Total operating expenses		448,286	474,347	413,341

Operating income		102,750	16,955	82,311
Interest expense		(672)	(540)	(786)
Interest income		6,197	8,922	12,386

Income before taxes		108,275	25,337	93,911
Income tax provision	10	38,326	10,738	31,175

Net income		$ 69,949	$ 14,599	$ 62,736
Retained earnings at beginning of the period		164,144	175,946	126,316
Repurchase of shares		(18,379)	(26,401)	(13,106)

Retained earnings at end of the period		$215,714	$164,144	$175,946

Net income per share	11
Basic		$0.80	$0.17	$0.72

Diluted		$0.77	$0.16	$0.68

Weighted average number of shares (000s)	11
Basic		87,936	87,807	87,324

Diluted		90,531	90,461	91,973

(See accompanying notes)

COGNOS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(US$000s, CDN GAAP)

	Note	February 28, 2003	February 28, 2002

Assets
Current assets
Cash and cash equivalents	9	$162,588	$192,900
Short-term investments	9	79,670	121,629
Accounts receivable	2	139,116	114,059
Prepaid expenses and other current assets		8,884	7,302
Deferred tax assets	10	5,427	6,404

		395,685	442,294
Fixed assets	3	63,467	59,008
Intangible assets	4, 6	32,902	14,203
Goodwill	5, 6	169,991	15,230

		$662,045	$530,735

Liabilities
Current liabilities
Accounts payable		$33,310	$26,387
Accrued charges	8	34,192	34,210
Salaries, commissions, and related items	8	48,916	37,453
Income taxes payable	10	4,395	6,167
Deferred revenue		146,008	110,504

		266,821	214,721
Long-term liabilities	6, 8	1,647	9,131
Deferred income taxes	10	14,868	6,328

		283,336	230,180

Commitments and Contingencies	6, 7
Stockholders' Equity
Capital stock
Common shares
(2003 - 88,124,914; 2002 - 87,997,220)	11	173,363	152,429
Treasury shares (2003 - 22,500; 2002 - 0)	11	(501)	--
Deferred stock-based compensation		(1,243)	(792)
Retained earnings		215,714	164,144
Accumulated other comprehensive income		(8,624)	(15,226)

		378,709	300,555

		$662,045	$530,735

(See accompanying notes)

On behalf of the Board:

/s/ John E. Caldwell	/s/ James M. Tory

John E. Caldwell, Director	James M. Tory, Chairman

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(US$000s except share amounts, CDN GAAP)

	Common Stock and Additional Paid-in Capital		Treasury Shares		Deferred Stock-based Compensation	Retained Earnings	Accumulated Other Comprehensive Income	Total

	Shares	Amount	Shares	Amount
	(000s)		(000s)

Balances, February 29, 2000	86,169	$106,933			$(2,710)	$126,316	$(6,233)	$224,306

Issuance of stock
Stock option plans	1,816	18,574						18,574
Stock purchase plans	73	2,018						2,018
Business acquisitions	253	9,070						9,070
Deferred stock-based compensation	(65)				(2,656)			(2,656)
Amortization of deferred stock-based	219				1,233			1,233
compensation
Repurchase of shares	(580)	(881)				(13,106)		(13,987)
Income tax effect related to stock options		3,210						3,210

	87,885	138,924			(4,133)	113,210	(6,233)	241,768

Net income						62,736		62,736
Other comprehensive income
Foreign currency translation adjustments							(3,784)	(3,784)

Comprehensive income						62,736	(3,784)	58,952

Balances, February 28, 2001	87,885	$138,924			$(4,133)	$175,946	$(10,017)	$300,720

Issuance of stock
Stock option plans	1,279	12,742						12,742
Stock purchase plans	157	2,337						2,337
Amortization of deferred stock-based	292				3,341			3,341
compensation
Repurchase of shares	(1,616)	(2,638)				(26,401)		(29,039)
Income tax effect related to stock options		1,064						1,064

	87,997	152,429			(792)	149,545	(10,017)	291,165

Net income						14,599		14,599
Other comprehensive income
Foreign currency translation adjustments							(5,209)	(5,209)

Comprehensive income						14,599	(5,209)	9,390

Balances, February 28, 2002	87,997	$152,429			$(792)	$164,144	$(15,226)	$300,555

Issuance of stock
Stock option plans	886	10,376						10,376
Stock purchase plans	131	2,323						2,323
Deferred stock-based compensation					(577)			(577)
Amortization of deferred stock-based	21				590			590
compensation
Fair value of options assumed		8,654						8,654
Repurchase of shares	(910)	(1,613)				(18,379)		(19,992)
Income tax effect related to stock options		651						651
Restricted share unit plan
Repurchase of shares			23	(501)				(501)
Units granted		543			(543)			0
Amortization of deferred stock-based					79			79
compensation

	88,125	173,363	23	(501)	(1,243)	145,765	(15,226)	302,158

Net income						69,949		69,949
Other comprehensive income
Foreign currency translation adjustments							6,602	6,602

Comprehensive income						69,949	6,602	76,551

Balances, February 28, 2003	88,125	$173,363	23	$(501)	$(1,243)	$215,714	$(8,624)	$378,709

(See accompanying notes)

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, CDN GAAP)

	Years Ended the Last Day of February
	2003	2002	2001

Cash flows from operating activities
Net income	$ 69,949	$ 14,599	$ 62,736
Non-cash items
Depreciation and amortization	26,958	38,646	30,754
Amortization of deferred stock-based compensation	669	3,341	1,233
Amortization of other deferred compensation	477	4,767	1,809
Deferred income taxes	2,150	(15,917)	(6,426)
Loss on disposal of fixed assets	174	1,114	561

	100,377	46,550	90,667
Change in non-cash working capital
Decrease (increase) in accounts receivable	(41)	29,605	(39,824)
Decrease (increase) in prepaid expenses and other current
assets	281	1,711	(694)
Increase (decrease) in accounts payable	798	(1,052)	4,320
Increase (decrease) in accrued charges	(16,371)	13,204	3,145
Increase in salaries, commissions, and related items	2,234	9,408	5,630
Increase (decrease) in income taxes payable	(1,259)	(11,218)	14,262
Increase in deferred revenue	18,506	15,481	21,467

Net cash provided by operating activities	104,525	103,689	98,973

Cash flows from investing activities
Maturity of short-term investments	299,414	235,743	138,803
Purchase of short-term investments	(253,868)	(240,974)	(195,386)
Additions to fixed assets	(16,454)	(12,588)	(51,963)
Acquisition costs, net of cash and cash equivalents	(152,199)	(2,193)	(11,377)
Proceeds from the sale of fixed assets	--	--	759

Net cash used in investing activities	(123,107)	(20,012)	(119,164)

Cash flows from financing activities
Issue of common shares	13,350	16,143	23,802
Purchase of treasury shares	(501)	--	--
Repurchase of shares	(19,992)	(29,039)	(13,987)
Increase (decrease) in long-term debt and long-term liabilities	(9,231)	7,798	(5,293)

Net cash provided by (used in) financing activities	(16,374)	(5,098)	4,522

Effect of exchange rate changes on cash	4,644	(972)	(1,473)

Net increase (decrease) in cash and cash equivalents	(30,312)	77,607	(17,142)
Cash and cash equivalents, beginning of period	192,900	115,293	132,435

Cash and cash equivalents, end of period	162,588	192,900	115,293
Short-term investments, end of period	79,670	121,629	119,265

Cash, cash equivalents, and short-term investments, end of period	$ 242,258	$ 314,529	$ 234,558

(See accompanying notes)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Cognos Incorporated (the “Corporation”) is a leading global provider of business intelligence software. Our solution helps improve business performance by enabling effective decision-making at all levels of the organization. The Corporation’s integrated solution consists of a suite of business intelligence components, analytical applications, and performance management applications. The Corporation’s customers can strategically apply this software solution across the extended enterprise to address their need for corporate performance management (CPM). The solution for CPM allows users to effectively manage the full business cycle with planning, budgeting, reporting, analysis, and scorecarding products. The Corporation markets and supports these solutions both directly and through resellers worldwide.

Basis of Presentation

These consolidated financial statements have been prepared by the Corporation in United States (U.S.) dollars and in accordance with Canadian generally accepted accounting principles (GAAP), applied on a consistent basis.

Consolidated financial statements prepared in accordance with United States GAAP, in U.S. dollars, are made available to all shareholders, and filed with various regulatory authorities.

Basis of Consolidation

These consolidated financial statements include the accounts of the Corporation and its subsidiaries. All subsidiaries are wholly owned. Intercompany transactions and balances have been eliminated.

Estimates

The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. In the opinion of management, these consolidated financial statements reflect all adjustments necessary to present fairly the results for the periods presented. Actual results could differ from these estimates.

Comprehensive Income

Comprehensive Income includes net income and other comprehensive income (OCI). OCI refers to changes in net assets from transactions and other events, and circumstances other than transactions with stockholders. These changes are recorded directly as a separate component of Stockholders’ Equity and excluded from net income. The only comprehensive income item for the Corporation relates to foreign currency translation adjustments pertaining to those subsidiaries not using the U.S. dollar as their functional currency net of derivative gains or losses. Any tax effects of those foreign currency translation adjustments pertaining to those subsidiaries are also included in OCI.

Foreign Currency Translation

The financial statements of the parent company and its non-U.S. subsidiaries have been translated into U.S. dollars in accordance with The Canadian Institute of Chartered Accountants (CICA) Handbook, section 1650, Foreign Currency Translation. The financial statements of the parent and foreign subsidiaries are measured using local currency as the functional currency. All balance sheet amounts have been translated using the exchange rates in effect at the applicable year end. Income statement amounts have been translated using the weighted average exchange rate for the applicable year. The gains and losses resulting from the changes in exchange rates from year to year have been reported as a separate component of Stockholders’ Equity. Currency transaction gains and losses are immaterial for all periods presented.

Revenue

The Corporation recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition (SOP 97-2), issued by the American Institute of Certified Public Accountants.

Substantially all of the Corporation’s product license revenue is earned from licenses of off-the-shelf software requiring no customization. Revenue from these licenses is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. If a license includes the right to return the product for refund or credit, revenue is deferred, until the right of return lapses.

Revenue from product support contracts is recognized ratably over the life of the contract. Incremental costs directly attributable to the acquisition of product support contracts, and that would not have been incurred but for the acquisition of that contract, are deferred and expensed in the period the related revenue is recognized. These costs include commissions payable on sales of support contracts.

Revenue from education, consulting, and other services is recognized at the time such services are rendered.

For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, education, consulting, and other services), the Corporation allocates revenue to each element of the contract based on objective evidence, specific to the Corporation, of the fair value of the element.

Cash, Cash Equivalents, and Short-Term Investments

Cash includes cash equivalents, which are investments that are held to maturity and have terms to maturity of three months or less at the time of acquisition. Cash equivalents typically consist of commercial paper, term deposits, banker’s acceptances and bearer deposit notes issued by major North American banks, and corporate debt. Cash and cash equivalents are carried at cost, which approximates their fair value.

Short-term investments are investments that are highly liquid, held to maturity, and have terms greater than three months, but less than one year, at the time of acquisition. Short-term investments typically consist of commercial paper and corporate bonds. Short-term investments are carried at cost, which approximates their fair value.

Derivative Financial Instruments

All derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item are recognized in net income. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in OCI and are recognized in net income when the hedged item affects net income. If the derivative is designated a hedge of net investment in foreign operations, the changes in fair value are reported in OCI as part of the cumulative translation adjustment to the extent that it is effective.

Allowance for Doubtful Accounts

The Corporation maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Corporation regularly reviews the accounts receivable and uses judgment to assess the collectibility of specific accounts and based on this assessment, an allowance is maintained for 100% of all accounts deemed to be uncollectible. For those receivables not specifically identified, an allowance is maintained for a specific percentage of those receivables based on the aging of the accounts, the Corporation’s historical collection experience, and current economic conditions.

Fixed Assets

Fixed assets are recorded at cost. Computer equipment and software, and the building, are depreciated using the straight-line method. Office furniture is depreciated using the diminishing balance method. Building improvements are amortized using the straight-line method over the life of the improvement. Leasehold improvements are amortized using the straight-line method over either the life of the improvement or the term of the lease, whichever is shorter. Fixed assets are tested for impairment when evidence of a decline in value exists and are adjusted to estimated fair value if the asset is impaired.

Assets leased on terms that transfer substantially all of the benefits and risks of ownership to the Corporation are accounted for as capital leases, as though the asset had been purchased and a liability incurred. All other leases are accounted for as operating leases.

Intangible Assets

This category includes acquired technology, acquired in-process technology, other deferred compensation, contractual relationships associated with various acquisitions, and deferred software development costs.

Acquired technology and acquired in-process technology are initially recorded at fair value based on the present value of the estimated net future income-producing capabilities of software products acquired on acquisitions. Acquired technology and acquired in-process technology are amortized over the estimated useful life on a straight-line basis.

Deferred compensation includes cash consideration associated with acquisitions made by the Corporation. Deferred compensation is recorded when its future payment is determinable and is payable contingent upon the continued tenure of the principals of the acquired companies who have become employees of the Corporation. Under generally accepted accounting principles these amounts are accounted for as compensation rather than as a component of purchase price.

Contractual relationships represent separable and contractual relationships that the Corporation has with certain customers and partners. These contractual relationships were acquired by the Corporation through a business combination and were initially recorded at their fair value based on the present value of expected future cash flows. Contractual relationships are amortized over their estimated useful life.

Development costs incurred internally in creating computer software to be sold, licensed, or otherwise marketed, are expensed as incurred unless they meet generally accepted accounting criteria for deferral and amortization. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria, and are expensed as incurred. Research costs are expensed as incurred. For costs that are capitalized, the amortization is the greater of the amount calculated using either (i) the ratio that the appropriate product’s current gross revenues bear to the total of current and anticipated future gross revenues for that product, or (ii) the straight line method over the remaining economic life of the product. Such amortization is recorded over a period not exceeding three years. The Corporation reassesses whether it has met the relevant criteria for continued deferral and amortization at each reporting date. The Corporation did not capitalize any costs of internally-developed computer software to be sold, licensed, or otherwise marketed, and recognized no amortization expense in each of fiscal 2003, 2002, and 2001.

The Corporation evaluates the remaining useful life of its intangible assets being amortized each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. The Corporation evaluates the expected future net cash flows of the intangible assets at each reporting date. If the book values of the assets were impaired, they would be adjusted to fair value based on discounted cash flows.

Goodwill

Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value of the net tangible and intangible assets acquired. In June 2001, the CICA issued Handbook section 3062, Goodwill and Other Intangible Assets (CICA 3062), which the Corporation adopted beginning March 1, 2002. Under CICA 3062 goodwill is not amortized, but is subject to annual impairment tests in accordance with the pronouncement. Prior to implementing CICA 3062, goodwill was amortized over five years on a straight-line basis.

Income Taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities, and are measured using the enacted tax rates and laws. A valuation allowance is recorded to the extent that it is considered more likely than not that deferred tax assets will not be realized.

Accounting for Stock Option, Stock Purchase, and Restricted Share Unit Plans

The Corporation applies CICA Handbook section 3870, Stock-based Compensation, (CICA 3870) in accounting for its stock option, stock purchase, and restricted share unit plans. Except for certain options assumed on the acquisition of Adaytum, where compensation cost has been recognized in the financial statements, the exercise price of all stock options is equal to the market price of the stock on the trading day preceding the date of grant. Where the exercise price of stock options is equal to the market price of the stock on the trading day preceding the date of grant, no compensation cost has been recognized in the financial statements for its stock option and stock purchase plans. The fair value of each restricted share unit is calculated at the date of grant. Compensation cost relating to the restricted share unit plan is recognized in the financial statements over the vesting period.

If the fair values of the options granted had been recognized as compensation expense on a straight-line basis over the vesting period of the grant, stock-based compensation costs would have reduced net income, basic net income per share and diluted income per share as indicated in the table below (000s, except per share amounts):

	2003	2002	2001

Net income (loss):
As reported	$ 69,949	$ 14,599	$ 62,736
Add: Stock-based employee compensation included
above	669	3,341	1,233
Less: Stock-based employee compensation using fair
value based method	(27,808)	(28,808)	(21,393)

Pro forma	$ 42,810	$(10,868)	$ 42,576

Basic net income (loss) per share:
As reported	$0.80	$0.17	$0.72
Add: Stock-based employee compensation included
above	0.01	0.04	0.01
Less: Stock-based employee compensation using fair
value based method	(0.32)	(0.33)	(0.24)

Pro forma	$0.49	$(0.12)	$0.49

Diluted net income (loss) per share:
As reported	$0.77	$0.16	$0.68
Add: Stock-based employee compensation included
above	0.01	0.04	0.01
Less: Stock-based employee compensation using fair
value based method	(0.31)	(0.32)	(0.23)

Pro forma	$0.47	$(0.12)	$0.46

Weighted average number of shares:
Basic	87,936	87,807	87,324

Diluted	90,531	90,461	91,973

The fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	2003	2002	2001

Risk-free interest rates	3.7%	4.2%	6.1%
Expected life of options (years)	2.9	2.9	3.0
Expected volatility	62%	68%	54%
Dividend yield	0%	0%	0%

2.    ACCOUNTS RECEIVABLE

Accounts receivable include an allowance for doubtful accounts of $9,683,000 and $8,808,000 as of February 28, 2003 and February 28, 2002, respectively.

3.    FIXED ASSETS

	2003		2002

	Cost	Accumulated Depreciation and Amortization	Cost	Accumulated Depreciation and Amortization	Depreciation / Amortization Rate

	($000s)		($000s)
Computer equipment and software	$ 70,707	$53,306	$ 62,500	$48,496	33%
Office furniture	32,336	19,235	27,819	15,077	20%
Building and leasehold improvements	21,685	10,188	18,945	7,213	Life of improvement / lease term
Land	798	--	740	--	--
Building	23,668	2,998	21,897	2,107	2.5%

	149,194	$85,727	131,901	$72,893

Accumulated depreciation
and amortization	(85,727)		(72,893)

Net book value	$ 63,467		$ 59,008

Depreciation and amortization of fixed assets was $18,637,000, $23,874,000, and $18,475,000 in each of fiscal 2003, 2002, and 2001, respectively.

4.    INTANGIBLE ASSETS

	2003		2002

	Cost	Accumulated Amortization	Cost	Accumulated Amortization	Amortization Rate

	($000s)		($000s)
Acquired technology	$ 33,381	$11,821	$ 13,681	$ 8,720	20%
Acquired in-process technology	38,400	34,906	38,400	29,817	20%
Deferred compensation	8,945	8,763	8,945	8,286	Compensation Period
Contractual relationships	7,800	134	--	--	12.5%

	88,526	$55,624	61,026	$46,823

Accumulated depreciation
and amortization	(55,624)		(46,823)

Net book value	$ 32,902		$ 14,203

Amortization of intangible assets was $8,801,000, $15,185,000, and $11,641,000 in each of fiscal 2003, 2002, and 2001, respectively. The estimated amortization expense related to intangible assets, in existence as at February 28, 2003, over the next five years is as follows: ($000s)

2004	$9,357
2005	5,922
2006	5,498
2007	4,915
2008	4,375

The Corporation did not capitalize any costs of internally-developed computer software to be sold, licensed, or otherwise marketed in each of fiscal 2003, 2002, and 2001, and did not record any amortization.

5.    GOODWILL

There were additions to goodwill of $154,761,000, $2,193,000, and $16,349,000 during fiscal 2003, 2002, and 2001, respectively. The additions during fiscal 2003 related to the acquisition of Adaytum, Inc. and the additional consideration paid to the former shareholders of Teijin Cognos Incorporated (TCI). This additional consideration was based on the net revenue of TCI during each quarter. The additions during fiscal 2002 related to the acquisition of Teijin Cognos Inc. The additions during fiscal 2001 related to the acquisitions of Powerteam OY, NoticeCast Software Inc., and Johnson & Michaels.

Under CICA 3062, which the Corporation implemented March 1, 2002, goodwill is no longer amortized but is subject to an annual impairment test. The Corporation performed the required impairment tests of goodwill as of March 1, 2002. The effect of these tests was not material on the earnings and financial position of the Corporation. The Corporation has designated the beginning of its fiscal year as the date for the annual impairment test, and performed the required test as of March 1, 2003. Based on this test, goodwill is not considered to be impaired.

If the non-amortization provision of CICA 3062 had been in effect beginning March 1, 2000 the effect would have been as follows (000’s except per share amounts):

	2003	2002	2001

Net income:
Reported net income	$69,949	$14,599	$62,736
Goodwill amortization	--	4,398	2,445

Adjusted net income	$69,949	$18,997	$65,181

Basic net income per share:
Reported net income	$0.80	$0.17	$0.72
Goodwill amortization	--	0.05	0.03

Adjusted net income	$0.80	$0.22	$0.75

Diluted net income per share:
Reported net income	$0.77	$0.16	$0.68
Goodwill amortization	--	0.05	0.03

Adjusted net income	$0.77	$0.21	$0.71

Weighted average number of shares:
Basic	87,936	87,807	87,324

Diluted	90,531	90,461	91,973

6.    ACQUISITIONS

Fiscal 2003 Acquisitions

On January 10, 2003 the Corporation acquired Adaytum, Inc. (Adaytum), based in Minneapolis, Minnesota. The acquisition was accounted for using the purchase method in accordance with CICA Handbook section 1581, Business Combinations (CICA 1581). Adaytum is a leading global provider of enterprise performance planning software. This acquisition enhances the Corporation’s enterprise planning offering, an essential component of CPM for large companies. Leveraging enterprise business intelligence with enterprise planning completes the Cognos vision for CPM. The ability to offer the full closed-loop CPM (planning, budgeting, monitoring, analysis, and reporting) cycle from a single vendor strengthens the value of our product offering and enhances the execution of our CPM strategy. The aggregate merger consideration was approximately $157,094,000, paid in cash. Additionally, in connection with the merger, Cognos assumed certain stock options issued pursuant to Adaytum’s stock option plan, which became options to purchase approximately 839,000 Cognos common shares with a fair value of approximately $8,654,000. Direct costs associated with the acquisition were approximately $6,571,000.

An independent appraisal valued the in-process research and development at an immaterial amount, and therefore the purchase of Adaytum did not involve the write-off of any in-process research and development.

Based on an independent appraisal, $27,500,000 of the purchase price was allocated to intangible assets, subject to amortization. Of this amount $19,700,000 was allocated to acquired technology and $7,800,000 was allocated to contractual relationships. Neither intangible asset is expected to have any residual value. The amortization period for the acquired technology is five years whereas the amortization period for the contractual relationships is approximately eight years. The weighted average amortization for these intangible assets acquired is approximately six years. The fair values of these intangible assets were assigned, using the discounted cashflow method, which discounts the present value of the free cashflows expected to be generated by the assets. The amortization periods were determined using the estimated economic useful life of the asset.

In the allocation of purchase price $154,318,000 was assigned to goodwill. This represents the excess of the purchase price paid for Adaytum over the fair value of the net tangible and identifiable intangible assets acquired. Goodwill will not be amortized in accordance with the Corporation’s accounting policy (See Note 1 “Summary of Significant Accounting Policies”) but will be subject to annual impairment testing. The purchase of Adaytum added to our expertise in enterprise planning, added an enterprise class customer base and channel partners. This acquisition strengthened the value of our product offering and will enhance our ability to execute our CPM strategy. The goodwill is not deductible for tax purposes.

Total consideration, excluding acquisition costs, was allocated based on estimated fair values on the acquisition date as follows: ($000s)

Adaytum, Inc.
Assets acquired:
Cash	$ 5,339
Accounts receivable, net	19,698
Prepaid expenses	920
Fixed assets	2,880
Intangible assets	27,500
Deferred tax assets	4,640

60,977

Liabilities assumed:
Accrued expenses	12,570
Deferred revenue	11,792
Other current liabilities	7,218
Restructuring	7,864
Deferred tax liabilities on intangibles	10,680

50,124

Net assets acquired	10,853
Deferred compensation on intrinsic value of options assumed	577
Goodwill	154,318

Purchase price	$165,748

Purchase price consideration
Cash	$157,094
Fair value of options assumed	8,654

$165,748

The Corporation undertook a restructuring plan in conjunction with the acquisition of Adaytum. In accordance with Emerging Issues Committee (EIC) No. 42, Costs Incurred On Business Combinations (EIC 42) the liability associated with this restructuring is considered a liability assumed in the purchase price allocation. This restructuring primarily relates to involuntary employee separations of approximately 90 employees of Adaytum, accruals for abandoning leased premises of Adaytum and related write-downs of leasehold improvements as well as asset write-downs of Adaytum. The employee separations impact all functional groups and geographic regions of Adaytum. The remaining accrual is included on the balance sheet as accrued charges and salaries, commissions, and related items. The Corporation does not believe that any unresolved contingencies, purchase price allocation issues, or additional liabilities exist that would result in a material adjustment to the acquisition cost allocation.

	Employee separations	Other restructuring accruals	Total Accrual	Asset write-downs	Total

Restructuring accrual	$ 3,888	$ 3,976	$ 7,864	$ 768	$ 8,632
Cash payments	(248)	(11)	(259)	--	(259)
Asset write-downs	--	--	--	(768)	(768)

Balance as at February 28, 2003	$ 3,640	$ 3,965	$ 7,605	$ --	$ 7,605

The following unaudited pro forma combined results of operations for fiscal 2003 and 2002 are presented as if the acquisition had occurred at the beginning of each period. Adaytum’s fiscal period ends December 31st, however the Corporation’s fiscal period is used for the presentation of this unaudited pro forma information. Despite the difference in fiscal periods, the pro forma results combine the Corporation’s results for February 28, 2003 with Adaytum’s results for December 31, 2002 and the Corporation’s results for February 28, 2002 with Adaytum’s results for December 31, 2001, for fiscal 2003 and fiscal 2002, respectively. The pro forma combined results include adjustments and assumptions which represent estimated values and amounts and do not reflect potential cost savings and synergies. (000s, except per share amounts)

	2003	2002

	(Unaudited)
Total revenue	$606,352	$ 542,511
Income before taxes	102,518	6,301
Net income	65,620	(608)
Net income per share:
Basic	$0.75	$(0.01)

Diluted	$0.72	$(0.01)

Weighted average number of shares:
Basic	87,936	87,807

Diluted	90,531	90,461

During fiscal 2003, in conjunction with the acquisition of Teijin Cognos Incorporated (TCI), the Corporation paid approximately $294,000 and will pay approximately $150,000 to the former shareholders of TCI related to additional consideration based on net revenue. As a result, $444,000 was added to the purchase of TCI and allocated to goodwill. See further discussions below.

Fiscal 2002 Acquisitions

On February 28, 2002, the Corporation exercised its option to purchase 50% of the voting shares representing all of the outstanding voting interest in the Corporation’s subsidiary in Japan, TCI. The Corporation felt that TCI could more gainfully serve the Japanese market as a wholly owned subsidiary. The Corporation had always consolidated the results of TCI as it had effective control over TCI. The former shareholders of TCI received approximately $2,193,000 in cash upon completion of the purchase. The

Corporation also paid Teijin Limited its accumulated minority interest in TCI of approximately $1,462,000 during fiscal 2003. The Corporation also agreed to pay additional consideration at each period end for eight quarters, based on the net revenue of TCI. As discussed above, during fiscal 2003 approximately $294,000 of contingent consideration was paid and approximately $150,000 is payable to the former shareholders of TCI in relation to the net revenue during fiscal 2003. This additional purchase price was not recorded at acquisition date as it could not be reasonably estimated at that time. The purchase of TCI did not involve the purchase of any in-process research and development. The acquisition was accounted for using the purchase method. The results of operations of TCI were consolidated historically, and thus pro forma information has not been provided.

Total consideration, excluding acquisition costs, was allocated based on estimated fair values on the acquisition date as follows: ($000s)

Teijin Cognos Incorporated
Assets acquired	$ 3,712
Liabilities assumed	(2,250)

Net assets acquired	1,462
Goodwill	2,193

Purchase price	$ 3,655

Purchase price consideration
Cash	$ 2,193
Deferred payment	1,462

$ 3,655

Fiscal 2001 Acquisitions

On June 1, 2000, the Corporation acquired Powerteam OY, the Corporation’s distributor in Finland. The agreement stipulated that the shareholders of Powerteam OY would receive approximately $2,258,000 in cash in the two years subsequent to the date of acquisition and could also receive cash payments not to exceed $500,000 over the three years subsequent to the date of acquisition. The Corporation has paid $2,270,000 of the amount due to the former shareholders and has paid $270,000 of the additional contingent consideration. No further payments are required. The Corporation has conditioned a portion of the contingent consideration on the continued tenure of certain employees. Under generally accepted accounting principles these amounts are accounted for as compensation rather than as a component of purchase price.

On September 21, 2000, the Corporation acquired NoticeCast Software Ltd., based in Twickenham, United Kingdom. NoticeCast’s Enterprise Event Management Software monitors business processes and delivers timely business intelligence notifications to business users across the enterprise via e-mail on their personal computer, hand-held or wireless device. The agreement stipulated that the shareholders of NoticeCast Software Ltd. would receive approximately $9,000,000 in cash on closing and would receive 148,468 shares of the Corporation’s common stock valued at approximately $4,820,000. The shares were being held in escrow by the Corporation and were released on the second anniversary of the closing of the transaction. An independent appraisal valued the in-process research and development at $3,000,000. This amount was recorded in intangible assets and amortized over its expected useful life.

On November 1, 2000, the Corporation completed the acquisition of Johnson & Michaels, Inc. (JAMI), a leading provider of business intelligence consulting services. The agreement stipulated that the shareholders of JAMI would receive total cash consideration of approximately $3,915,000 over three years and 104,230 shares of the Corporation’s common stock valued at $4,250,000 over the same period. Approximately $3,118,000 has been paid and 82,081 shares have been released. The remaining shares, all of which are issued, are held in escrow by the Corporation and are scheduled to be released on the third anniversary of the closing of the transaction. The Corporation has conditioned a portion of the overall consideration on the continued tenure of certain employees. Under generally accepted accounting principles these amounts are accounted for as compensation rather than as a component of purchase price. The deferred shares are accounted for as an offset to capital stock.

The acquisitions have been accounted for using the purchase method. The results of operations of all three acquired companies prior to the acquisitions were not material, and thus pro forma information has not been provided. The results of the acquired companies have been combined with those of the Corporation from the date of the acquisition.

Total consideration, excluding acquisition costs, was allocated based on estimated fair values on the acquisition date as follows: ($000s)

	Powerteam OY	NoticeCast Software Inc.	Johnson & Michaels Inc.	Total

Assets acquired
In-process technology	$ --	$ 3,000	$ --	$ 3,000
Other assets	3,906	450	814	5,170

	3,906	3,450	814	8,170
Liabilities assumed	(2,502)	(1,580)	(922)	(5,004)

Net assets acquired	1,404	1,870	(108)	3,166
Goodwill	854	11,950	3,545	16,349

Purchase price	$ 2,258	$ 13,820	$ 3,437	$ 19,515

Purchase price consideration
Cash	$ 971	$ 9,000	$ 1,406	$ 11,377
Deferred payment	1,287	--	437	1,724
Shares	--	4,820	1,594	6,414

	$ 2,258	$ 13,820	$ 3,437	$ 19,515

Other consideration
Deferred cash	--	--	$ 2,072	$ 2,072
Deferred shares	--	--	2,656	2,656

Total consideration	$ 2,258	$ 13,820	$ 8,165	$ 24,243

7.    COMMITMENTS AND CONTINGENCIES

Certain of the Corporation’s offices, computer equipment, and vehicles are leased under various terms. The annual aggregate lease expense in each of fiscal 2003, 2002, and 2001, was $15,443,000, $15,959,000, and $14,715,000, respectively.

The aggregate amount of payments for these operating leases, in each of the next five fiscal years and thereafter, is approximately as follows: ($000s)

2004	$14,662
2005	11,608
2006	9,404
2007	5,461
2008	3,404
Thereafter	11,641

The Corporation and its subsidiaries may, from time to time, be involved in legal proceedings, claims, and litigation that arise in the ordinary course of business which the Corporation believes would not reasonably be expected to have a material adverse effect on the financial condition of the Corporation.

The Corporation has entered into licensing agreements with customers that include limited intellectual property indemnification clauses. These clauses are typical in the software industry and require the corporation to compensate the customer for certain liabilities and damages incurred as a result of third party intellectual property claims arising from these transactions. The Corporation has not made any significant indemnification payments as a result of these clauses and in accordance with Accounting Standards Boards Accounting Guideline (AcG) No. 14 (AcG 14), Disclosure of Guarantees, has not accrued any amounts in relation to these indemnification clauses.

8.    SPECIAL CHARGES

Business Restructuring Charges

In connection with a restructuring plan to align the Corporation’s cost structure and operations to the prevailing economic environment, the Corporation recorded a pre-tax business restructuring charge to earnings of $12,798,000 during fiscal 2002. Business restructuring charges primarily related to involuntary employee separations for approximately 300 employees, as well as asset write-downs, and accruals for net costs of abandoning leased premises and related write-downs of leasehold improvements.

The employee separations impacted all functional groups and geographic regions of the Corporation. All employee separations were completed within the fiscal year and all amounts have been paid.

The adjustment of $2,589,000 to the restructuring accrual includes reversals resulting from revisions to prior cost assumptions including: subleases of closed sales offices of $504,000, reversal of employee severance and related costs of $1,306,000, and outplacement costs of $430,000.

The following table displays the status of the restructuring reserve: ($000s)

	Employee Separations	Other Restructuring Costs	Total

Restructuring charges in fiscal 2002	$ 9,660	$ 3,138	$ 12,798
Cash payments	(7,203)	(1,040)	(8,243)
Asset write-downs	--	(1,557)	(1,557)
Adjustments to accrual	(2,306)	(283)	(2,589)

Balance as at February 28, 2002	$ 151	$ 258	$ 409

Cash payments	(151)	(258)	(409)

Balance as at February 28, 2003	$ --	$ --	$ --

Litigation

On May 5, 2000, an action was filed in the United States District Court for the Northern District of California against the Corporation and its subsidiary Cognos Corporation by Business Objects S.A., for alleged patent infringement. The complaint alleged that the Corporation’s Impromptu product infringes Business Objects’ United States Patent No. 5,555,403 entitled “Relational Database Access System using Semantically Dynamic Objects” (the “’403 Patent”). On May 24, 2002, the Corporation and Business Objects reached an agreement to settle that action. Under the terms of the settlement agreement between the Corporation and Business Objects, Business Objects agreed to release the Corporation for any infringement of the ’403 Patent (and any amendments or related patents) and to effect that release, granted the Corporation a license under the ’403 Patent for the term of that patent or any amendments or related patents. Both parties agreed to release the other from all claims, liabilities, costs, or expenses that either party hold against the other, on account of actions taken prior to the effective date. The Corporation and Business Objects have also entered into a covenant not to sue or assert any claim against the other for infringement of any patents for a period of 5 years from the effective date. As consideration for the settlement agreement, the Corporation agreed to pay Business Objects the sum of $24,000,000. During fiscal 2003, $15,250,000 was paid and $1,750,000 will be paid every quarter for the next five quarters. The Corporation recorded a special charge of $23,231,000, in fiscal 2002, representing the present value of the payment stream discounted using an interest rate of 6%, in accordance with CICA Handbook section 3290, Contingencies. The after-tax effect of this charge was $16,827,000. The remaining balance of $769,000 represents the interest to be recognized over the payment term. The remaining principal amount is recorded in accrued charges and long-term liabilities on the balance sheet as follows ($000’s):

Accrued charges	$6,734
Long-term liabilities	1,647

Payments in respect of this settlement are as follows ($000’s):

2004	$7,000
2005	1,750

9.    FINANCIAL INSTRUMENTS

Foreign Exchange Forward Contracts

The Corporation’s policy with respect to foreign currency exposure is to manage its financial exposure to certain foreign exchange fluctuations with the objective of neutralizing some of the impact of foreign currency exchange movements. The corporation currently utilizes forward contracts to manage foreign currency translation exposure of net investment in foreign operations. As a result, the exchange gains and losses recorded on translation of the subsidiaries financial statements are partially offset by gains and losses attributable to the applicable foreign exchange forward contract. Realized and unrealized gains and losses from these hedges are not included in income but are shown in the cumulative translation adjustment account included in OCI. The gains or losses related to the ineffective portion of hedges are included in income. During fiscal 2003, fiscal 2002 and fiscal 2001, no gains or losses were included in income. The amount recorded to the cumulative translation adjustment with respect to the forward exchange contracts was a net loss of $3,593,000 during the year ended February 28, 2003 and net gains of $973,000 and $383,000, during the years ended February 28, 2002 and 2001, respectively.

The Corporation enters into foreign exchange forward contracts with major Canadian chartered banks, and therefore does not anticipate non-performance by these counterparties. The amount of the exposure on account of any non-performance is restricted to the unrealized gains in such contracts. As of February 28, 2003, the Corporation had foreign exchange forward contracts, with maturity dates of May 28, 2003 and May 29, 2003, to exchange various foreign currencies in the amount of $17,860,000, which approximates the fair value. As of February 28, 2002, the Corporation had foreign exchange forward contracts, with maturity dates ranging from March 28, 2002 to July 25, 2002, to exchange various foreign currencies in the amount of $18,733,000 (the estimated fair value was $19,124,000).

Concentration of Credit Risk

The investment of cash is regulated by the Corporation’s investment policy, which is periodically reviewed and approved by the Audit Committee of the Board of Directors. The primary objective of the Corporation’s investment policy is security of principal. The Corporation manages its investment credit risk through a combination of (i) a selection of securities with an acceptable credit rating; (ii) selection of term to maturity, which in no event exceeds two years in length; and (iii) diversification of debt issuers, both individually and by industry grouping.

All the Corporation’s short-term investments as of February 28, 2003 and February 28, 2002 had maturity dates before the end of August of their respective years. The Corporation’s cash, cash equivalents, and short-term investments are denominated predominantly in Canadian and U.S. dollars.

The Corporation has an unsecured credit facility, subject to annual renewal. The credit facility permits the Corporation to borrow funds or issue letters of credit or guarantee up to an aggregate of Cdn $12,500,000 (US $8,406,000), subject to certain covenants. As of February 28, 2003 and February 28, 2002, there were no direct borrowings under the Corporation’s credit facility.

There is no concentration of credit risk related to the Corporation’s position in trade accounts receivable. Credit risk, with respect to trade receivables, is minimized because of the Corporation’s large customer base and its geographical dispersion (see note 14).

Fair Value of Financial Instruments

For certain of the Corporation’s financial instruments, including accounts receivable, accounts payable, and other accrued charges, the carrying amounts approximate the fair value due to their short maturities. Cash and cash equivalents, short-term investments, long-term debt, and long-term liabilities are carried at cost, which approximates their fair value. Foreign exchange forward contracts are recorded at their estimated fair value.

10.    INCOME TAXES

Details of the income tax provision (recovery) are as follows: ($000s)

	2003	2002	2001

Current
Canadian	$ 15,440	$ 16,274	$ 27,357
Foreign	14,884	9,392	12,707

	30,324	25,666	40,064

Deferred
Canadian	11,909	(12,584)	(5,727)
Foreign	(3,907)	(2,344)	(3,162)

	8,002	(14,928)	(8,889)

Income tax provision	$ 38,326	$ 10,738	$ 31,175

The reported income tax provision differs from the amount computed by applying the Canadian rate to income before income taxes. The reasons for this difference and the related tax effects are as follows: ($000s)

	2003	2002	2001

Expected Canadian tax rate	38.0%	41.0%	44.0%

Expected tax provision	$ 41,144	$ 10,388	$ 41,320
Tax rate differences	(12,168)	(8,622)	(14,603)
Net change in valuation allowance and other income tax
benefits earned	(444)*	(544)	110
Non-deductible expenses and non-taxable income	8,118	7,607	2,101
Withholding tax on foreign income	1,638	1,759	1,774
Other	38	150	473

Reported income tax provision	$ 38,326	$ 10,738	$ 31,175

* The operating tax loss carryforwards (net of valuation allowance) acquired on the purchase of Adaytum do not affect the income statement as amounts are allocated to these operating tax loss carryforwards in the purchase price allocation.

Significant components of the Corporation’s deferred tax assets and liabilities as of February 28, 2003 and February 28, 2002 are as follows: ($000s)

	2003	2002

Deferred tax assets
Net operating tax loss carryforwards	$ 24,176	$ 3,257
Investment tax credits	4,670	--
Deferred revenue	3,985	2,213
Reserves	7,096	3,126
Book and tax differences on assets	1,242	1,155
Litigation settlement	--	6,404
Other	237	200

Total deferred tax assets	41,406	16,355
Valuation allowance for deferred tax assets	(18,714)	(2,357)

Net deferred tax assets	22,692	13,998

Deferred tax liabilities
Book and tax differences on assets	13,854	6,758
Reserves and allowances	14,805	5,342
Investment tax credits	3,473	1,822

Total deferred tax liabilities	32,132	13,922

Net deferred income tax asset (liability)	$ 9,440	$ 76

The net operating loss carryforwards and the valuation allowance for defined tax assets include net operating loss carryforwards applicable to an acquisition during fiscal 2003.

The net change in the total valuation allowance for the years ended February 28, 2003 and February 28, 2002 was an increase of $16,357,000 and a decrease of $665,000, respectively.

Realization of the net deferred tax assets is dependent on generating sufficient taxable income in certain legal entities. Although realization is not assured, management believes it is more likely than not that the net amount of the deferred tax asset will be realized. However, this estimate could change in the near term as future taxable income in these certain legal entities changes.

As of February 28, 2003, the Corporation had net operating tax loss carryforwards of approximately $64,629,000 of which $57,928,000 are attributable to an acquisition during fiscal 2003. These acquisition related net operating tax loss carryforwards have a tax effected value of $21,686,000 against which the corporation has taken a valuation allowance of $17,124,000. If circumstances change and the usage of the net operating tax loss carryforwards becomes more likely than not, the tax benefit of the carryforwards attributable to the acquisition, to which purchase price has not been allocated, will be accounted for as a credit to goodwill rather than as a reduction of the income tax provision.

The Corporations net operating tax loss carryforwards expire as follows: ($000s)

2005-2012	$ 4,927
2013-2023	41,485
Indefinitely	18,217

$64,629

Income before taxes attributable to all foreign operations was $51,270,000, $24,990,000, and $41,232,000, in each of fiscal 2003, 2002, and 2001, respectively.

The Corporation has provided for foreign withholding taxes on the portion of the undistributed earnings of foreign subsidiaries expected to be remitted.

Income taxes paid were $23,184,000, $29,368,000, and $13,537,000, in each of fiscal 2003, 2002, and 2001, respectively.

11.    STOCKHOLDERS’ EQUITY

Capital Stock

The authorized capital of the Corporation consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, issuable in series. No series of preferred shares has been created or issued.

Share Repurchase Programs

The share repurchases made in the past three fiscal years were part of distinct open market share repurchase programs through the Nasdaq National Market and during fiscal 2003, shares were also purchased under our secondary offering of common shares (see note 12 of these notes to the consolidated financial statements). The Corporation repurchased 180,000 shares at an aggregate purchase price of $3,150,000 during fiscal 2003 in connection with our secondary offering. These repurchased shares were cancelled. The share repurchases made in fiscal 2003 were part of two open market share repurchase programs. The program adopted in October 2001 expired on October 8, 2002. Under this program the Corporation repurchased 1,188,400 of its shares; all repurchased shares were cancelled. In October 2002, the Corporation adopted a new program that will enable it to purchase up to 4,398,820 common shares (not more than 5% of those issued and outstanding) between October 9, 2002 and October 8, 2003. This program does not commit the Corporation to make any share repurchases. Purchases will be made on The Nasdaq National Market or the Toronto Stock Exchange at prevailing open market prices and paid out of general corporate funds. All repurchased shares will be cancelled.

The details of the share repurchases were as follows:

	2003		2002		2001

	Shares	Cost	Shares	Cost	Shares	Cost

	(000s)	($000s)	(000s)	($000s)	(000s)	($000s)
October 1999 program	--	--	--	--	50	2,041
October 2000 program	--	--	816	12,945	530	11,946
October 2001 program	388	9,992	800	16,094	--	--
October 2002 program	342	6,850	--	--	--	--

	730	16,842	1,616	29,039	580	13,987

Secondary offering	180	3,150	--	--	--	--

	910	$19,992	1,616	$29,039	580	$13,987

The amount paid to acquire the shares over and above the average carrying value has been charged to retained earnings.

Stock Option Plans

As of February 28, 2003, the Corporation had stock options outstanding under three plans: 11,527,000 pertain to the 1997–2002 Stock Option Plan; 706,000 pertain to the 1993–1998 Stock Option Plan; and 839,000 pertain to stock options issued pursuant to Adaytum’s stock plan which the Corporation assumed in accordance with the terms of the merger agreement between Adaytum and the Corporation.

There were 14,000,000 shares of common stock originally reserved by the Board of Directors for issuance under the Corporation’s 1997–2002 Stock Option Plan (“the Plan”), which was approved by the Corporation’s shareholders in June 1997 and replaced the 1993–1998 Stock Option Plan. Options were granted to directors, officers, employees, and consultants at such times and under such terms as established by the Plan. Options may have been fully exercisable on the date of grant or may have been exercisable in installments. Options will expire not later than 10 years from the date of grant or any shorter period as may be determined. All options were priced at the market price of the Corporation’s shares on The Toronto Stock Exchange on the trading day preceding the date of grant. Options were granted to employees, executive officers, and directors in each of 1998, 1999, 2000, 2001,and 2002. Substantially all options vest equally in April of the next four years after the date of grant and expire in April of the seventh year after the date of grant. The 1997-2002 Stock Option Plan expired on May 1, 2002.

Under the 1993–1998 Stock Option Plan, options were awarded to directors, officers, and employees. For the options outstanding as of February 28, 2003, the vesting dates have all passed and the expiry dates range from April 2003 to April 2005. All options were priced at the market price of the Corporation’s shares on The Toronto Stock Exchange on the trading day preceding the date of grant. The 1993–1998 Stock Option Plan expired on January 1, 1998.

Pursuant to the terms of the Merger Agreement between Adaytum and the Corporation, which became effective on January 10, 2003 (Effective Date), the Corporation agreed to assume Adaytum options issued under the Adaytum 1999 Stock Option Plan under which the Corporation could be required to issue up to 839,000 common shares of the Corporation. Optionholders consisted of Adaytum employees holding “out-of-the-money” vested and unvested stock options and “in-the-money” but unvested stock options. The number and grant price of the Adaytum options which became options to purchase shares of the Corporation were adjusted based on the fair market value of the Adaytum common shares on the Effective Date, and the average closing price of Cognos shares for the five days prior to the Effective Date. The vesting schedule and expiry dates of “in-the-money” but unvested Adaytum options were assumed in accordance with their terms and expire not later than 2012. The vesting schedule and expiry date of the “out-of-the-money” Adaytum options which were assumed were reset to vest equally over four years from the Effective Date and expire not later than 2011. No further options will be granted under the Adaytum plan, which expires on December 31, 2008.

Employee Stock Purchase Plan

This plan was approved by the Corporation’s shareholders in July 1993 and has been amended three times, in 1997, 1999, and 2002. This amended plan terminates on November 30, 2005. Under the plan, 3,000,000 common shares were reserved for issuance. A participant in the Employee Stock Purchase Plan authorizes the Corporation to deduct an amount per pay period that cannot exceed five (5) percent of annual target salary divided by the number of pay periods per year. Deductions are accumulated during each of the Corporation’s fiscal quarters (Purchase Period) and on the first trading day following the end of any Purchase Period these deductions are applied toward the purchase of common shares. The purchase price per share is ninety (90) percent of the lesser of The Toronto Stock Exchange average closing price on (a) the first five trading days of the Purchase Period or (b) the last five trading days of the Purchase Period. All full-time and part-time permanent employees may participate in the plan.

Restricted Share Unit Plan

On September 25, 2002, the Board of Directors of the Corporation adopted the 2002-2005 Restricted Share Unit Plan pursuant to which employees, officers, and directors of the Corporation and its subsidiaries are eligible to participate. Under the plan, the Human Resources and Compensation Committee of the Board of Directors is authorized to grant awards of restricted share units to participants, up to an aggregate of 2,000,000 restricted share units. Subject to the vesting provisions set out in each participant’s award agreement, each restricted share unit will be exchangeable for one common share of the Corporation. The typical vesting period is four years. The common shares for which restricted share units may be exchanged will be purchased on the open market by a trustee appointed and funded by the Corporation. As no common shares will be issued by the Corporation pursuant to the plan, the plan is non-dilutive to existing shareholders.

Activity in the stock option plans for fiscal 2003, 2002, and 2001 was as follows:

	2003		2002		2001
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price

	(000s)		(000s)		(000s)
Outstanding, beginning
of year	10,554	$ 17.35	7,569	$ 17.81	7,270	$ 11.17
Granted	3,404	23.67	4,835	16.71	2,537	34.02
Assumed	839	23.76	--	--	--	--
Exercised	(886)	11.71	(1,279)	9.96	(1,816)	10.23
Forfeited	(839)	20.76	(571)	20.33	(422)	18.21

Outstanding, end of year	13,072	19.37	10,554	17.35	7,569	17.81

Options exercisable at
year end	4,430		3,002		1,607

Weighted average per
share fair value of
options granted during
the year calculated using
the Black-Scholes option
pricing model		$ 10.01		$ 7.48		$ 14.07

The following table summarizes significant ranges of outstanding and exercisable options held by directors, officers, and employees as of February 28, 2003:

			Options Outstanding			Options Exercisable

Range of Exercise Prices			Options	Weighted Average Remaining Life	Weighted Average Exercise Price	Options	Weighted Average Exercise Price

			(000s)	(Years)		(000s)
$ 5.66	-	$10.26	405	1.4	$ 8.78	399	$ 8.79
$10.63	-	$11.29	1,741	3.7	10.66	1,251	10.66
$11.66	-	$14.21	641	3.2	13.37	626	13.38
$14.98	-	$17.32	3,820	6.2	16.68	976	16.68
$17.67	-	$20.38	245	6.1	18.74	85	18.71
$20.94	-	$24.17	2,828	7.1	24.01	60	22.51
$24.43	-	$33.46	1,683	8.1	27.51	165	29.37
$34.96	-	$47.68	1,709	5.1	35.51	868	35.58

			13,072	5.9	20.96	4,430	18.10

Activity in the restricted share unit plan for fiscal 2003, was as follows:

	2003

	Restricted Share Units	Weighted Average Grant Price

	(000s)
Outstanding, beginning of year	--	--
Granted	23	$23.47
Delivered	--	--
Forfeited	--	--

Outstanding, end of year	23	23.47

Compensation expense related to the Corporation’s restricted share unit plan, net of forfeitures, was $77,000, $0, and $0 in fiscal 2003, 2002, and 2001 respectively.

Deferred Stock-based Compensation

The Corporation recorded aggregate deferred stock-based compensation of $1,120,000, $0, and $2,656,000 in fiscal 2003, 2002, and 2001, respectively. During fiscal 2003, deferred stock-based compensation of $577,000 was recorded in relation to the options assumed on the acquisition of Adaytum. A further $543,000 of deferred stock-based compensation was recorded in relation to grants under the restricted share unit plan. In fiscal 2001, deferred stock-based compensation was recorded in connection with acquisitions made by the Corporation in which stock was issued to principals of the acquired companies, but held in escrow to be released on condition of continued tenure. Under GAAP, these amounts are accounted for as compensation rather than as a component of purchase price.

Net Income per Share

The dilutive effect of stock options is excluded under the requirements of CICA Handbook section 3500, Earnings per share, for calculating net income per share, but is included in the calculation of diluted net income per share.

The reconciliation of the numerator and denominator for the calculation of net income per share and diluted net income per share is as follows: (000s, except per-share amounts)

	2003	2002	2001

Net Income per Share
Net income	$69,949	$14,599	$62,736

Weighted average number of shares outstanding	87,936	87,807	87,324

Net income per share	$0.80	$0.17	$0.72

Diluted Net Income per Share
Net income	$69,949	$14,599	$62,736

Weighted average number of shares outstanding	87,936	87,807	87,324
Dilutive effect of stock options* and deferred stock-based
compensation	2,595	2,654	4,649

Adjusted weighted average number of shares outstanding	90,531	90,461	91,973

Diluted net income per share	$0.77	$0.16	$0.68

* All anti-dilutive options have been excluded. The average number of anti-dilutive options was 4,167,000, 3,327,000, and 557,000 for fiscal 2003, 2002, and 2001, respectively.

12.   SECONDARY OFFERING

On July 16, 2002, the Corporation filed a final registration statement with the United States Securities and Exchange Commission and a Canadian prospectus with Canadian securities regulators for a secondary offering of 3,600,000 common shares at a price to the public of $17.50 per share. All of the common shares in the offering were sold by certain entities affiliated with Michael U. Potter. The Corporation did not receive any proceeds from the sale of the shares. The Corporation incurred costs related to the filing of this secondary offering and those costs were expensed during fiscal 2003. Under this secondary offering the Corporation repurchased 180,000 of its own shares at an aggregate purchase price of $3,150,000.

13.   PENSION PLANS

The Corporation operates a Retirement Savings Plan for its Canadian employees and also operates various other defined contribution pension plans for its non-Canadian employees. The Corporation contributes amounts related to the level of employee contributions for both types of plans.

The pension costs in fiscal 2003, 2002, and 2001 were $5,812,000, $4,889,000, and $4,248,000, respectively.

14.   SEGMENTED INFORMATION

The Corporation operates in one business segment—computer software solutions. This segment engages in business activities from which it earns license, support, and services revenue, and incurs expenses. Within this business segment, the Corporation develops, markets, and supports business intelligence software. Our solution helps improve business performance by enabling effective decision-making at all levels of the organization. The Corporation’s integrated solution consists of a suite of business intelligence components, analytical applications, and performance management applications. The Corporation’s customers can strategically apply this software solution across the extended enterprise to address their need for corporate performance management (CPM). The solution for CPM allows users to effectively manage the full business cycle with planning, budgeting, reporting, analysis, and scorecarding products. Cognos products are distributed both directly and through resellers worldwide.

Revenue is derived from the licensing of software and the provision of related services, which include product support and education, consulting, and other services. The Corporation generally licenses software and provides services subject to terms and conditions consistent with industry standards. Customers may elect to contract with the Corporation for product support, which includes product and documentation enhancements, as well as telesupport and websupport, by paying either an annual fee or fees based on usage of support services.

The Corporation operates internationally, with a substantial portion of its business conducted in foreign currencies. Accordingly, the Corporation’s results are affected by year-over-year exchange rate fluctuations of the United States dollar relative to the Canadian dollar, to various European currencies, and to a lesser extent, other foreign currencies.

No single customer accounted for 10% or more of the Corporation’s revenue during any of the last three fiscal years. In addition, the Corporation is not dependent on any single customer or group of customers, or supplier.

The accounting policies for the segment are the same as those described in the Summary of Significant Accounting Policies. The required financial information for segment profit and segment assets is the same as that presented in the Consolidated Financial Statements. Geographic information is as follows: ($000s)

	2003	2002	2001

Revenue to external customers*
U.S.A	$301,142	$263,488	$281,907
Canada	37,853	40,979	35,890
United Kingdom	52,188	45,759	44,381
Europe	121,168	107,278	101,888
Asia/Pacific	38,685	33,798	31,586

	$551,036	$491,302	$495,652

* Revenues are attributed to countries based on location of customer

Fixed assets
Canada	$47,064	$46,813
U.S.A.	8,380	6,508
Other countries	8,023	5,687

	$63,467	$59,008

15.   COMPARATIVE RESULTS

Certain of the prior years’ figures have been reclassified in order to conform to the presentation adopted in the current year.

SELECTED CONSOLIDATED FINANCIAL DATA

FIVE -YEAR SUMMARY

The following Selected Consolidated Financial Data has been derived from the Corporation’s consolidated financial statements, in accordance with Canadian GAAP, that have been audited by Ernst & Young LLP, independent chartered accountants. The Selected Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and related Notes, and with Management’s Discussion and Analysis of Financial Condition and Results of Operations.

On April 6, 2000, the Board of Directors of the Corporation authorized a two-for-one stock split, effected in the form of a stock dividend, payable on or about April 27, 2000 to shareholders of record at the close of business on April 20, 2000. All historic consolidated results have been restated for the split.

	Years Ended the Last Day of February

	2003	2002	2001	2000	1999

	(US$000s except share amounts, Canadian GAAP)
Statement of Income Data
Revenue	$ 551,036	$ 491,302	$ 495,652	$ 385,640	$ 301,125

Operating expenses
Cost of product license	2,927	3,609	7,315	5,235	5,738
Cost of product support	20,467	16,576	17,820	13,758	11,166
Selling, general, and administrative	355,856	350,892	327,632	244,827	178,295
Research and development	78,103	74,614	67,264	53,548	42,274
Investment tax credits	(9,067)	(4,784)	(6,690)	(6,207)	(14,880)
Special charges	--	33,440	--	--	--

Total operating expenses	448,286	474,347	413,341	311,161	222,593

Operating income	102,750	16,955	82,311	74,479	78,532
Interest expense	(672)	(540)	(786)	(718)	(527)
Interest income	6,197	8,922	12,386	7,454	6,430

Income before taxes	108,275	25,337	93,911	81,215	84,435
Income tax provision	38,326	10,738	31,175	26,673	26,313

Net income	$ 69,949	$ 14,599	$ 62,736	$ 54,542	$ 58,122

Net income per share
Basic	$0.80	$0.17	$0.72	$0.63	$0.66
Diluted	$0.77	$0.16	$0.68	$0.62	$0.65
Weighted average number of shares (000s)
Basic	87,936	87,807	87,324	85,972	87,416
Diluted	90,531	90,461	91,973	88,100	88,940

Balance Sheet Data (at end of period)
Working capital	$ 128,864	$ 227,573	$ 197,673	$ 166,455	$ 123,343
Total assets	662,045	530,735	511,791	396,098	311,235
Total debt	--	--	32	2,176	2,612
Stockholders' equity	378,709	300,555	300,720	224,306	175,196

EXHIBIT INDEX

The following documents are filed as part of this Proxy Statement:

Exhibit No.	Description of Exhibit
99	Letter to Shareholders
99.1	Form of Proxy